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                                                                   Exhibit 10.12

                               KENVIC ASSOCIATES,

                                                LANDLORD

                                      AND

                             INSTINET CORPORATION,

                                                TENANT

                             ---------------------
                                     LEASE
                             ---------------------

                                                       DATED: November 19, 1992

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                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----

 1 Premises                                                                    1

 2 Term                                                                        1

 3 Rent                                                                        1

 4 Completion and Occupancy of Premises                                        2

 5 Use                                                                         3

 6 Tax Payments                                                                4

 7 Escalation                                                                  6

 8 Insurance                                                                  11

 9 Compliance with Laws                                                       13

10 Improvements; Tenant's Property                                            14

11 Repairs                                                                    18

12 Heating, Ventilation and Air Conditioning                                  19

13 Electricity                                                                21

14 Cleaning and Other Services                                                22

15 Damage to or Destruction of the Premises                                   24

16 Eminent Domain                                                             25

17 Conditions of Limitation                                                   27

18 Re-entry by Landlord; Remedies                                             29

19 Curing Tenant's Defaults; Fees and Expenses                                32

20 Non-Liability and Indemnification                                          32

21 Surrender                                                                  33

22 Assignment, Mortgaging and Subletting                                      34

23 Subordination and Attornment; Non-Disturbance                              41

24 Access; Change in Facilities                                               43

25 Inability to Perform                                                       44

26 Waiver                                                                     44

27 No Other Waiver                                                            45

28 Arbitration                                                                45

29 Quiet Enjoyment                                                            46

30 Rules and Regulations                                                      46

31 Building Name; Building Directory                                          47

32 Shoring; No Dedication; Hoist                                              47

33 Notice of Accidents                                                        48
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Article                                                                     Page
-------                                                                     ----

34 Hazardous Substances                                                       48

35 Brokerage                                                                  49

36 Letter of Credit                                                           49

37 Window Cleaning                                                            50

38 Consents                                                                   51

39 Notices                                                                    51

40 Definitions; Construction of Terms                                         52

41 Estoppel Certificate; Memorandum                                           55

42 Parties Bound                                                              56

43 Extension Option                                                           57

44 Limited Renewal Option                                                     58

45 Limited Expansion Option                                                   60

46 Third Floor Option and Limited Right of First Refusal                      62

47 Right of First Offering                                                    64

48 Entire Agreement; No Other Representations; Governing Law                  66

Exhibits
--------

A Land

B Floor Plan

C Work Letter

D Cleaning Standards

E Rules and Regulations

F Subordination Non Disturbance and Attornment Agreement

G Letter of Credit

H Approved Contractors

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            LEASE, dated as of November 19, 1992, between KENVIC ASSOCIATES, having an office at 875 Third Avenue, New York, New York 10022 ("Landlord"), and INSTINET CORPORATION, a Delaware corporation having an office at 757 Third Avenue, New York, New York 10017. ("Tenant").

                              W I T N E S S E T H:

            Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1

                                    Premises

            Section 1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described ("Premises") in the building ("Building") on the land located at the intersection of the easterly side of Third Avenue and the northerly side of 52nd Street, New York, New York, and more particularly described in Exhibit A ("Land"), in the Borough of Manhattan, City and State of New York, for a Term hereinafter stated, for the rents hereinafter reserved, and upon and subject to the terms of this Lease.


            Section 1.02. The Premises consist of 58,000 rentable square feet on the entire twenty-eighth (28th) and twenty-ninth (29th) floors in the Building, substantially as shown on the floor plan annexed hereto as Exhibit B and made a part hereof, together with all Building Equipment, improvements and appurtenances which, at the commencement of this Lease or at anytime during the Term, are attached thereto or installed therein. Floor references are to floor numbers; there is no floor designated as the 13th floor.


            Section 1.03. The definitions of certain terms used in this Lease are set forth in Section 40.01 and in various other Sections of this Lease.

                                    ARTICLE 2

                                      Term


            Section 2.01. The Premises are leased for a term ("Term") which shall commence on the date hereof ("Commencement Date") and shall end on March 31, 2003 ("Expiration Date") unless the Term shall terminate sooner pursuant to any of the terms of this Lease or pursuant to law.


                                    ARTICLE 3

                                      Rent

            Section 3.01. A. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, by check drawn on a bank which is a member of the New York Clearinghouse Association, at the office of the Landlord or at such other place as Landlord may designate, the following rental:

            (1) From the Commencement Date until the Rent Commencement Date (as hereinafter defined) there shall be no rent due.

            (2) From and after the earlier of (a) April 1, 1993 or (b) the date Tenant or anyone claiming by, under or through Tenant first shall occupy any part of the Premises for any purposes other than solely to prepare the same for Tenant's initial occupancy (the "Rent Commencement Date") an annual fixed rent ("Fixed Rent") of One Million Six Hundred Forty Seven Thousand Two Hundred Dollars ($1,647,200), per annum

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      payable in equal monthly installments in advance on the first day of each and every month

            (3) From April 1, 1998 through the Last year of the Term until the Expiration Date of March 31, 2003, a Fixed Rent of One Million Eight Hundred Seventy Nine Thousand Two Hundred Dollars ($1,879,200), per annum payable in equal monthly installments in advance on the first day of each month.

            (4) additional rent ("Additional Rent") consisting of all other sums of money which become due from and payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

If Tenant shall fail to pay any installment of Fixed Rent or any payment of Additional Rent for a period of five business (5) days after such installment or payment shall become due, Tenant shall pay a late charge of $100 and interest on such Fixed Rent or Additional Rent at the Interest Rate, from the date when such installment or payment became due to the date of payment thereof, which late charge and interest shall be deemed Additional Rent.

            B. There shall be no abatement of, deduction from, reduction of, or counterclaim or setoff against any rental unless otherwise specifically and expressly permitted in this Lease. The term "Rent," "rent" or "rental," as used in this Lease, shall include Fixed Rent and Additional Rent.

            Section 3.02. Provided that Tenant is not in default beyond any applicable notice and grace period in payment of Fixed Rent, Tenant shall have a free rent concession as to the Fixed Rent payable hereunder (i) for the first two (2) months and nineteen (19) days from and after April 1, 1993 until June 19, 1993 (ii) for the first six (6) month period from and after April 1, 1996 and (iii) for the first six (6) month period from and after April 1, 1997, for a total free rent concession of fourteen (14) months and nineteen (19) days in the aggregate (the "Free Rent Concession Period") so that Tenant may occupy the Premises free of Fixed Rent for the Free Rent Concession Period, provided, however, that Tenant shall be obligated to pay all Additional Rent during such period, including, but not limited to, Additional Rent payable pursuant to Articles 6 and 7 and electricity charges pursuant to Article 13.

            Section 3.03. If any of the rental payable under the terms of this Lease shall be uncollectible, reduced or required to be refunded because of any Legal Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request to enable Landlord to collect the maximum rents which, from time to time, during the continuance of such Legal Requirement may be legally permissible (but not in excess of the rentals then reserved under this Lease). Upon the termination of such Legal Requirement, (a) the rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant promptly shall pay in full to Landlord, unless expressly prohibited by law, an amount equal to (i) the rentals which would have been paid pursuant to this Lease but for such Legal Requirement less (ii) the rentals paid by Tenant during the period such Legal Requirement was in effect.

                                    ARTICLE 4

                    Completion and occupancy of the Premises

            Section 4.01. Tenant has inspected the Premises and acknowledges that the Premises is in good order and repair and accepts the Premises for occupancy (including any mechanical/electrical equipment, wherever located) in its present


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condition "AS IS" on the date hereof except as otherwise expressly provided herein. Tenant shall perform all work to prepare the Premises for its occupancy in accordance with the Work Letter attached hereto as Exhibit C which is incorporated herein by reference. Landlord shall have no obligation whatsoever to perform any work in or for the Premises to prepare same for the occupancy by Tenant, except that to the extent that Landlord's representations relating to the physical condition of the Premises are untrue, Landlord shall promptly, at its sole cost, cure any condition resulting from such misrepresentation.


                                    ARTICLE 5

                                       Use

            Section 5.01. Tenant shall use and occupy the Premises for executive and administrative offices in connection with the operation of a securities, commodities and financial investment trading facility and a computer and information distribution facility and for no other purpose. Tenant shall not use or occupy or suffer or permit the use or occupancy of any part of the Premises in any manner which in Landlord's reasonable judgment would materially adversely affect (i) the use or enjoyment of any part of the Building by any other tenant or occupant or (ii) the appearance, character or reputation of the Building as a first-class building with offices and stores. The statement as to the nature of the Tenant's use of the Premises shall not constitute a representation or guaranty by Landlord that such use is lawful or permissible under any certificate of occupancy issued for the Premises or the Building or is otherwise permitted by law.

            Section 5.02. The use of the Premises for the purposes specified in
Section 5.01 shall not include:

            (a) the sale of any products kept in the Premises, or the preparation or sale of beverages, candy, food for other than employees and business invitees, cigarettes, cigars, marijuana, tobacco, or the operation of a newsstand;

            (b) the rendition of medical, psychological, or therapeutic services, except that Tenant shall have the right to render such services for Tenant's own employees;

            (c) the conduct of an auction other than for securities, commodities and financial instruments;

            (d) the conduct of any gambling activities, or any political activities, or of an employment agency;

            (e) offices of a governmental agency, including an autonomous governmental corporation or any entity raving governmental immunity, or a diplomatic or trade mission; or

            (f) in any manner prohibited by the Rules and Regulations attached hereto as Exhibit E.


            Section 5.03. Tenant shall not use, occupy, suffer or permit the Premises or any part thereof to be used is any manner, or suffer or permit anything to be brought into or kept therein, which would, (a) cause, or be likely to cause, injury or damage to the Building or to any Building Equipment on the Premises, (b) constitute a public or private nuisance, (c) violate the certificate of occupancy for the Premises, (d) emit objectionable noise, fumes, vibrations, heat, chilled air, vapors or odors into or from the Building or the Building Equipment, or (e) materially impair or interfere with any of the Building services, including the furnishing of electrical energy, or the proper and economical cleaning, heating, ventilating, air conditioning or other servicing of the Building, Building Equipment or the Premises.



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            Section 5.04. If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in or occupancy of the Premises and if failure to secure such license or permit would in any way materially and adversely affect Landlord or the Building, then Tenant, at its expense, shall procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall comply with the terms and conditions of each such license and/or permit.

            Section 5.05. Tenant shall not place a load upon any floor that exceeds the floor load of fifty (50) pounds per square foot except that if Tenant wishes to place any safes or vaults, or the UPS, generator or additional chiller, in the Premises on the roof and such loads would exceed fifty (50) pounds per square foot, Tenant may do so at its own expense after giving prior notice to Landlord, but Landlord reserves the right reasonably to prescribe their weight and position and Tenant will hire a structural engineer to advise Tenant and present a written report with respect thereto to Landlord and Tenant shall, at its sole expense, install such reinforcement to the Building as may be indicated by such report as necessary in connection with such loads. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's sole expense, in such manner as shall be sufficient to prevent material vibration, noise, chilling, heating, material annoyance and material inconvenience to Landlord and other tenants.

            Section 5.06. Tenant may install, maintain, and/or operate in the Premises telephone interconnect systems and data processing, teletype and other business machines customarily used in its operation; provided that such installation, maintenance and operation shall comply with all of the provisions of this Lease.

                                    ARTICLE 6

                                  Tax Payments

            Section 6.01. Tenant shall pay to Landlord, as Additional Rent, tax escalation ("Tax Escalation") in accordance with this Article:

            (a) Definitions: For the purpose of this Lease, the following definitions shall apply:

                  (i) The term "Base Tax" shall mean the Real Estate Taxes for the 1993/1994 Tax Year.

                  (ii) The term "Real Property" shall mean the Land (including both Parcels I and II described in Exhibit A which Tenant acknowledges constitutes a merged tax lot), the Building, all Improvements and all easements, air rights, development or zoning rights over other real property in the vicinity of the Building.

                  (iii) The term "Tax Year" shall mean each New York City real estate tax year commencing on July 1st and expiring on June 30th in which any portion of the Term shall fall. If the present July 1-June 30 New York City real estate tax year shall hereafter be changed, then such changed tax year shall be used with appropriate adjustment for the transition.

                  (iv) The term "Real Estate Taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed it any time by any governmental authority upon or against the Real Property or any part thereof. If, due to a change in the method of taxation or in the taxing authority, any tax or


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      assessment is levied, assessed, or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Real Property, or a franchise, income, value added, use, transit, profit, or other tax or governmental imposition, however designated, shall be levied against Landlord or any owner of the Real Property in substitution in whole or in part for the Real Estate Taxes, then such franchise, income, value added, use, transit, profit, or other tax, assessment or governmental imposition shall be deemed to be included within the definition of Real Estate Taxes for the purposes hereof. If there are any special assessment which are payable over a period of time extending beyond the Term, only a pro rata portion thereof, covering the portion of the Term unexpired at the time or the imposition of such assessment, shall be included in Real Estate Taxes. If, by law, any assessment may be paid in installments, then, for the purposes hereof, (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law without penalty, and (b) there shall be included in Real Estate Taxes for each Tax Year in which such installments may be paid the installments of such assessment so becoming payable during such Tax Year, together with interest payable on such assessment during such Tax Year.

            (v) The term "Tenant's Share," for purposes of this Lease, shall mean 8.7% provided, however, that if Landlord enters into a lease with an unrelated outside third party for the sixth (6th) floor and said floor is not used by Landlord or any affiliate or related entity of Landlord then, when the tenant under said new lease commences payment of Tax Escalation and Building Expense Escalation, Tenant's Share shall to reduced to 8.6%, provided, further, that if the size of the Building and the useable square foot area thereof shall be increased as a direct result solely of an expansion by constructing additional office space or retail selling space or if the square foot area of the Building shall be decreased or reduced arising from any casualty, condemnation or other reason then the Tenant's Share shall be adjusted accordingly and recomputed by Landlord.

                  (b) In the event that the Real Estate Taxes assessed for any Tax Year commencing after the 1993/1994 fiscal Tax Year shall exceed the Base Tax, Tenant shall pay as Tax Escalation to Landlord, as Additional Rent for such Tax Year, an amount equal to Tenant's Share of the excess. Before or after the start of each Tax Year, Landlord shall furnish to Tenant a statement of Tenant's Share of Real Estate Tax Escalation payable for such Tax Year. If the Real Estate Taxes for such Tax Year exceed the Base Tax, Tenant shall pay as Additional Rent an amount equal to Tenant's Share of such excess within twenty
(20) days after Landlord sends to Tenant the Tax Statement for such Tax Year, but no event shall such amount be due prior to the commencement of such Tax Year. Notwithstanding the foregoing, Landlord may elect to bill Tenant for Tenant's Share of the Real Estate Tax Escalation due for each calendar half so that landlord will furnish the Statements to Tenant each six (6) months. In the event the Real Estate Taxes for the Tax Year increase subsequent to sending a statement, Landlord may send a revised statement to Tenant at any time during any Tax Year, and an appropriate adjustment will be made. Any amount by which such aggregate installments exceed Tenant's Share of the Real Estate Tax Escalation for such Tax Year shall be refunded to Tenant within thirty (30) days.

            Section 6.02. If, after Tenant small have made a payment of Additional Rent under this Article, Landlord shall receive a refund of any portion of the Real Estate Taxes payable for any Tax Year on which such payment of Additional Rent shall have been


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based, as a result of a reduction of such Real Estate Taxes by final determination of an application, legal proceeding, settlement, or otherwise, Landlord shall, within twenty (20) days after receiving the refund, pay Tenant's Share of the refund to Tenant after deducting therefrom Tenant's Share of all reasonable legal fees, expert fees, court costs and all expenses paid to and fees incurred from third parties in connection with obtaining such refund (prorated for any partial year if appropriate). Nothing herein shall be deemed to obligate Landlord and/or any Paramount Lessor or Paramount Mortgagee to seek a reduction in Real Estate Taxes or assessed valuation of the Real Property.

            Section 6.03. Each annual statement (or amendment thereof) of the Tax Escalation to be furnished by Landlord as provided above shall constitute a final determination as between Landlord and Tenant of the Tax Escalation for the period represented thereby unless Tenant shall, within two (2) years after it is furnished, give a notice to Landlord that it disputes the accuracy or appropriateness thereof, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. Pending the resolution of such dispute, Tenant shall pay Tax Escalation to Landlord in accordance with the statement furnished by Landlord. Upon written request by Tenant, Landlord shall furnish to Tenant together with any Tax Statement a copy of the applicable tax bill.

            Section 6.04. In no event shall the Fixed Rent under this Lease be reduced by virtue of this Article.

            Section 6.05. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the Expiration Date or any prior or subsequent date, Tenant's Share of Real Estate Tax Escalation for such Tax Year shall be prorated for the number of days of the Term within such Tax Year and, to the extent not theretofore already paid, shall be immediately payable, subject to adjustment at the end of such Tax Year as above provided.

            Section 6.06. Landlord's and Tenant's obligation to make the adjustments referred to in this Article and Article 7 shall survive any expiration or termination of this Lease.

            Section 6.07. If Landlord fails to give Tenant a statement for a Tax Escalation for more than three (3) years from the period to which it relates then Tenant shall not be required to pay such Tax Escalation, provided, however, that any delay or failure by the City or any governmental authority in billing any Real Estate Taxes shall not constitute a waiver of, or in any way impair the continuing obligation of Tenant to pay, such Tax Escalation hereunder.

                                    ARTICLE 7

                                   Escalation

            Section 7.01. (a) Tenant shall pay to Landlord, as Additional Rent, operating expense escalation in accordance with the provisions of this Article.

            (b) Definitions: For the purpose of this Lease:

            (i) The term "Expense Year" shall mean a full calendar year.

            (ii) The term "Tenant's Share" shall mean the percentage set forth in Section 6.01(a)(v).

          Section 7.02. "Building Expense Escalation":


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            (a) Definitions:

            (i) The term "Expense Base" shall mean the average of the Expenses for the 1993 and 1994 Calendar Years.

            (ii) The term "Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the Real Property and the services provided tenants thereof, including, but not limited to, the costs and expenses incurred for and with respect to: cleaning and window washing (interior and exterior) of the Building by contract or otherwise; steam and any other fuel; water rates and sewer rents; air conditioning, ventilation and heating; metal, elevator and elevator cab, escalator, lobby, and atrium and plaza maintenance; equipment, services and personnel for protection and security; lobby decoration and interior and exterior landscape maintenance; sprinkler maintenance and alarm service; maintenance, repairs, replacements, and improvements which are appropriate for the continued operation of the Building as a first-class building; rental (or depreciation) of equipment used in cleaning and maintenance; painting and decoration of non-tenant areas; fire, extended coverage, special extended coverage, owner's protective, and other casualty coverage, boiler and machinery, sprinkler, apparatus, public liability and umbrella liability and property damage, rent or rental value and plate glass insurance and any other insurance which Landlord may deem necessary; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans, and group insurance and other indirect expenses respecting employees of the Landlord and Landlord's contractors up to and including the grade of building manager; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed on the Landlord pursuant to Legal Requirements or to any collective bargaining agreement with respect to such employees; "Landlord's electrical consultant" (hereinafter defined); workmen's compensation insurance, payroll, social security, unemployment, and other similar taxes with respect to such employees; the cost for a bookkeeper and for an accountant; telephone and other Building office expenses; professional and consulting fees, including legal and auditing fees; association fees or dues; computer time; the expenses, including payments to attorneys, experts and appraisers, incurred by Landlord in connection with any application, proceeding or settlement wherein Landlord obtains or seeks to obtain reduction or refund of the Real Estate Taxes payable or paid upon or against the Real Property, except that Landlord will not charge Tenant for such attorneys fees if Landlord has already deducted such legal fees from the tax refund paid to Tenant pursuant to Section 6.02 and an annual fee for management of the Building in the sum of $250,000. Said management fee shall be increased for each Expense Year, by adding to $250,000 an amount equal to the product of $250,000 and the percentage of increase in the Expenses for such Expense Year over the Base Expense, both exclusive of such management fees.

            (iii) intentionally omitted.

            (iv) Expenses shall exclude or have deducted from them, as the case may be, and as shall be appropriate:


                  (1) Building Electricity Costs, which are separately adjusted in Section 7.03 hereof;


                  (2) leasing commissions;

                  (3) executives' salaries above the grade of


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

            building manager;

                  (4) expenditures for capital improvements except (a) those which under generally accepted accounting principles are expensed or regarded as deferred costs, (b) capital expenditures or expenses for equipment designed to result in savings or reduction of Expenses (e.g., energy saving devices), and (c) capital expenditures required by law, in any of which cases the cost thereof shall be included in Expenses for the Expense Year in which the costs are incurred and subsequent Expense Years, on a straight line basis, to the extent that such items are depreciated over an appropriate period in accordance with Internal Revenue Service depreciation schedules, with an interest factor equal to the Interest Rate at the time of Landlord's having incurred said expenditure. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the Expense Year in which they are incurred;

                  (5) cost of repairs or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain, to the extent to which Landlord is compensated therefor through proceeds of insurance or a condemnation award;

                  (6) advertising and promotional expenditures;

                  (7) legal fees incurred in disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred (a) in connection with the maintenance and operation of the Real Property or (b) in connection with the preparation of statements required pursuant to Additional Rent or lease escalation provisions; and

                  (8) costs incurred in performing work or furnishing services to or for individual tenants (including Tenant) other than work or services of a kind and scope which Landlord would be obligated to furnish Tenant without charge if such work were required in the Premises.

                        (b) If, during all or part of any Expense Year (including an Expense Base year), Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building, due to the fact that such portions are not occupied or leased, or because such item(s) of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item(s) of work or service, then, for the purposes of computing the Additional Rent payable hereunder, the amount of such item(s) included in Expenses for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item(s) of work or service to such portion of the Building.

            (c) (i) If the Expenses for any Expense Year shall be greater than the Expense Base, Tenant shall pay to Landlord, as Additional Rent for such Expense Year, in the manner hereinafter provided, an amount equal to Tenant's Share of the excess of the Expenses for such Expense Year over the Expense Base (such amount being hereinafter called the "Expense Payment").


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

            (ii) Landlord shall, prior to or following the commencement of each Expense Year, deliver to Tenant a statement of the projected Expenses for such Expense Year, and Tenant shall pay on the first day of each month during such Expense Year as Additional Rent, together with payment of Fixed Rent, an "Estimated Expense Payment," which shall be equal to one-twelfth (1/12th) of Tenant's Share of the amount by which such projected Expenses exceed the Base Expense. At any time during any Expense Year, Landlord may deliver a revised statement of projected Expenses to reflect, if Landlord can reasonably so estimate, known increases in rates for the current Expense Year applicable to the categories involved in computing Expenses and thereafter Tenant's monthly Estimated Expense Payment shall be adjusted accordingly. If Tenant overpays, Landlord shall apply the credit against the next monthly payments, except that any overpayment owing Tenant at the end of the Lease shall be paid to Tenant within twenty (20) days.

            (iii) To the extent that at the time of furnishing of any statement of projected Expenses the aggregate monthly payments made during the preceding months of the Expense Year in question are less than the amount which would have been paid if the installment required pursuant to such statement had been made for such preceding months, the deficiency shall be due and payable in full as Additional Rent within twenty (20) days after the furnishing of such statement.

            (iv) Following the expiration of each Expense Year, Landlord shall submit to Tenant an "Expense Statement" prepared by Landlord, setting forth the Expenses for the preceding Expense Year and the Expense Payment, if any, due to Landlord from Tenant for such Expense Year. In the event Tenant's Expense Payment shall be greater than or less than respectively the aggregate of Tenant's Estimated Expense Payments for such Expense Year, then within twenty
(20) days after receipt of such Expense Statement Tenant shall make payment of any unpaid portions of its Expense Payment as Additional Rent. Any excess paid by Tenant shall be, at Landlord's option, either refunded to Tenant or credited against the payment(s) of Estimated Expense Payment next coming due, and at the end of the Term of this Lease any excess paid by Tenant will be refunded to Tenant within twenty (20) days and this obligation shall survive the expiration of the Term of this Lease.

            (v) Until a new statement of projected Expenses is rendered, Tenant's Estimated Expense Payment for any Expense Year shall be deemed to be one-twelfth (1/12th) of the total Expense Payment for the preceding Expense Year.

            (d) Tenant acknowledges and understands that cleaning in and for the Real Property, including, but not limited to, interior and exterior window washing, may be done by a cleaning contractor which is an entity under common control with Landlord, and that Landlord may, from time to time, designate a different cleaning contractor to do such work and such charges will be comparable to those paid to third party contractors at other first class office buildings in the City of New York.

            Section 7.03. Building Electricity Costs: Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of Building Electricity Costs in accordance with the following:

            (a) For the purposes of this Lease, the term "Building Electricity Costs" shall mean all monthly costs and expenses incurred or borne by Landlord with respect to all electricity purchased for the Building. There shall be excluded or deducted from Building Electricity Costs (i) any cost or expense incurred or borne by Landlord for electricity furnished to a tenant for consumption in such tenant's space and (ii) one portion of overtime heating, ventilating and air conditioning charges for such service furnished to a tenant which is allocable to electricity consumed in furnishing such service.

            (b) For each month during the Term of this Lease, Tenant shall pay to Landlord an amount equal to Tenant's Share of Building Electricity Costs. With each demand for such payment, Landlord shall furnish to Tenant a statement as to Building Electricity Costs ("Electricity Statement"). Within twenty (20) days after receipt of any Electricity Statement, Tenant shall make payment of Tenant's Share thereof to Landlord within twenty
      (20) days of demand by Landlord.

            (c) If, during all or any part of the Term of this Lease, the amount of Building Electricity Costs is diminished due to the fact that portions of the Building are not occupied or leased, then, for the purposes of computing the Building Electricity Costs for such period of time, the amount of the Building Electricity Costs shall be increased by an amount equal to the cost (considering demand and consumption) for the additional electricity which would reasonably have been purchased by Landlord for the Building during such period as if such portions of the Building had been occupied or leased.

            (d) The Electricity Statements as to Tenant's Share of Building Electricity Costs furnished by Landlord as provided above shall be prepared by Landlord, and any estimates or allocations needed for the computation of Building Electricity Costs shall be determined for Landlord by an electrical consultant selected by Landlord ("Landlord's electrical consultant") which estimate or allocations and the resultant computation of Building Electricity Costs shall be binding and conclusive upon Landlord and Tenant.

            Section 7.04. (a) The Statements to be furnished by Landlord as provided in Sections 7.01, 7.02 and 7.03 shall be prepared by Landlord.

            (b) The Expense Statements and the Electricity Statements furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant, within two
(2) years after they are furnished, shall give a notice to Landlord that disputes the accuracy or appropriateness of any of same. Pending the resolution of such dispute, Tenant shall pay the Estimated Expense Payments and Building Electricity Costs to Landlord in accordance with the statements of projected Expenses furnished by Landlord. Tenant shall have the right, during reasonable business hours and upon not less than twenty (20) business days' prior written notice to Landlord, to examine by Tenant itself or through an agent Landlord's books and records with respect to any Statement, provided such examination is commenced within two (2) years after the Expense Statement or the Electricity Statement is furnished and concluded within thirty (30) days after Tenant is given access to examine Landlord's books and records and provided with all reasonably necessary information. Landlord shall maintain such books and records for such period to permit Tenant to examine same and resolve any dispute.

            Any such dispute as to any Expense statement or Electric Statement shall be resolved by arbitration in accordance with the provisions of Article 28 hereof, which arbitration shall be in accordance with the then obtaining procedures of the American Arbitration Association, or any successor organization, in New York. Until the final determination to such arbitration is made, the Expense Statement or Electric Statement shall be binding upon Tenant and the Additional Rent required thereby shall be paid by Tenant to Landlord without offset, counterclaim or deduction.

            (c) In no event shall the Fixed Rent under this Lease be reduced by virtue of this Article.

            (d) If the date of expiration or termination of this Lease (except for termination for Tenant's default), whether or not same is the Expiration Date or another date prior or subsequent thereto, is not the last day of an Expense Year then the Expense Payment and if not the first or last day of a calendar month Tenant's share of Building Electricity Costs shall be prorated based upon the number of days of the applicable Expense Year (or as to Building Electricity Costs) within the Term. With respect to the year in which the Term expires or terminates such pro rata portion shall become immediately due and payable by Tenant to Landlord, if it has not theretofore already been paid, and Landlord, as soon as reasonably practicable, shall cause the annual statements of the Expenses for that Expense Year to and Building Electricity Costs for such calendar month be prepared and furnished to Tenant. Landlord and Tenant thereupon shall make appropriate adjustments of all amounts then owing.

            (e) Any delay or failure of Landlord in billing any Expense Payment shall not constitute a waiver or in any way impair the continuing obligation of Tenant to pay same, provided, that (i) Landlord shall not delay in billing and Expense Payment (other than Building Electricity Costs) for more than three (3) years and (ii) if Landlord fails to give Tenant a statement for Building Electricity Costs for more than three (3) years then Tenant shall not be required to pay such Building Electricity Costs, provided, however, that any delay or failure by Con Edison or any other public utility company in billing electricity or any other electric cost shall not constitute a waiver of, or in any way impair the continuing obligation of Tenant, to pay such Building Electricity Cost hereunder.

                                    ARTICLE 8

                                    Insurance

            Section 8.01. Tenant shall not do, suffer or permit anything to be done in or about the Premises or the Building which would: (a) subject Landlord to any liability for injury to any person or property, (b) result in the cancellation of, or the assertion of any defense by any Insurer to any claim under, any policy of insurance maintained by or for the benefit of Landlord. Notwithstanding the foregoing, Landlord acknowledges that Tenant shall have the right to have a UPS, generator and supplemental air conditioning system and such use shall not constitute a breach of this Lease notwithstanding that insurance rates are increased as a result thereof. In the event that Tenant shall, by reason of its use or occupancy of the Premises make unavailable at standard rates from any insurance company authorized to do business in New York any fire insurance with extended coverage or liability, elevator, umbrella or other insurance tenant shall pay the increased premium therefor within twenty (20) days of notice thereof.

            Section 8.02. If, by reason of any act or omission on the part of Tenant, whether or not Landlord has consented to the same, the premiums for fire, rent or any other type of insurance maintained by Landlord or any other tenant in the Building or of the Building Equipment or other property of Landlord shall be higher than they otherwise would be, Tenant shall promptly reimburse Landlord and all such other tenants, for that portion of the premiums for such insurance paid by Landlord or such other tenants because of such act or omission on the part of Tenant, which sum shall be Additional Rent and payable 20 days after demand by Landlord. If, due to the occupancy, or Tenant's failure to occupy, the Premises, any such insurance shall be cancelled by any insurance carrier, Tenant hereby indemnifies Landlord against its loss which would have been covered by such insurance.

            Section 8.03. In the event that any dispute should arise concerning insurance rates, a schedule or "make up" of insurance rates for the Building or the Premises, issued by the New York Fire Insurance Rating Organization or other similar body making rates for such fire insurance with extended coverage, shall be conclusive evidence of the facts therein stated and of the several items and charges in such rates then applicable to the Building or the Premises.

            Section 8.04. A. Tenant shall obtain and keep in full force and effect during the Term, at its own cost and expense, to protect Landlord, Landlord's agents, the Paramount Lessor, the Paramount Mortgagee and Tenant as insureds (a) Public Liability Insurance to afford protection against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Premises, the Real Property or any part thereof in an amount of not less than $5,000,000 for injury or death arising out of any one occurrence, and $500,000 for damage to property in respect of one occurrence or in any increased amount reasonably required by Landlord which is similar to what is then required under similar leases in first class office buildings in the City of New York; and (b) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of fire insurance policies with extended coverage, to Tenant's Property for the full insurable value thereof. During such time as Tenant shall be constructing any Improvements, Tenant shall carry builder's risk insurance, completed value form, covering all physical loss, in an amount of Ten Million Dollars ($10,000,000) to protect the Landlord.

            B. All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company rated at least A by Best or a successor rating agency, licensed to do business in New York State. Upon failure of Tenant to procure, maintain and pay all premiums therefor, Landlord may, at its option, do so, and Tenant agrees to pay the cost thereof to Landlord as Additional Rent. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancelable and not Permitted to lapse except upon 30 days' prior notice to Landlord, the Paramount Lessor and the Paramount Mortgagee. On the Commencement Date the original insurance policies or appropriate certificates shall be deposited with Landlord. Any renewals, replacements or endorsements thereto shall also be so deposited. Tenant shall have the right to provide insurance through blanket policies.

            Section 8.05. Throughout the Term, each party agrees to use its best efforts to include in each of its insurance policies (insuring the Building and the Building Equipment, in the case of Landlord, and insuring Tenant's Property and business interest in the Premises, including business interruption Insurance in the case of Tenant, against loss, damage or destruction by fire or other insured casualty) a waiver of the insurer's right of subrogation against the other party; or if such waiver should be unobtainable or unenforceable an express agreement that such policy shall not be invalidated if the insured waives or was waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy. If such waiver or agreement shall not be obtainable without additional charge, the insured party shall so notify the other party promptly and, if the other party shall pay the insurer's additional charge therefor, such waiver or agreement shall be included in the policy.

            Section 8.06. So long as Landlord's fire insurance policies include the waiver of subrogation or agreement to release liability referred to in
Section 8.05, Landlord, to the
extent that such insurance is in force and is collectible, hereby waives (a) any obligation on the part of Tenant to make repairs to the Premises necessitated or occasioned by fire or other insured casualty and (b) any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their employees or agents, for any loss occasioned by fire or other casualty. In the event that at any time Landlord's fire insurance carriers shall not include such waiver or similar provisions in Landlord's policies, the waivers set forth in the foregoing sentence upon prior notice given by Landlord to Tenant shall be of no further force or effect.

            Section 8.07. So long as Tenant's fire insurance policies include the waiver of subrogation or agreement or permission to release liability referred to in Section 8.05, Tenant, to the extent that such insurance is in force and collectible, hereby waives, and agrees to cause all other occupants of the Premises to execute and deliver to Landlord instruments waiving, any right of recovery against Landlord, the Paramount Lessor and the Paramount Mortgagee and any of their employees, agents or contractors, for any loss occasioned by fire or other insured casualty. In the event that at any time Tenant's fire insurance carriers shall not include such waiver or similar provisions in Tenant's policies, the waiver set forth in the foregoing sentence, upon prior notice given by Tenant to Landlord, shall be of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice, or in the case such insurer shall not be willing to grant such waiver for all of the required parties, such waiver shall be of no force or effect with respect only to the required parties not included in such waiver. During any period that the foregoing waiver of right of recovery is in effect, Tenant, or any other occupant of the Premises, shall look solely to the proceeds of such policies to compensate Tenant or such other occupant for any loss occasioned by any insured casualty.

            Section 8.08. Except to the extent expressly provided in Section 8.06, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers which Tenant may have under law or the provisions of this Lease, by reason of any damage to the Premises or the Building by fire or other casualty.

            Section 8.09. Except as otherwise provided in Section 8.04, nothing contained in Sections 8.05, 8.06 and 8.07 shall be deemed to impose upon Landlord or Tenant any duty to procure or maintain any particular kind, amount or limit of insurance.

            Section 8.10. Landlord shall carry insurance as is required under any Superior Mortgage but in no event less than the replacement value of the Building which Landlord shall have the right to review and adjust every three
(3) years.

                                    ARTICLE 9

                              Compliance with Laws

            Section 9.01. Tenant, at its sole cost and expense, shall comply with all Legal Requirements and all insurance Requirements and give Landlord prompt notice of any lack of compliance, except that Tenant shall have no obligation to make any structural alteration of the Premises required solely by reason of its use thereof for the purposes permitted by Section 5.01 unless said alteration (a) is necessitated by a condition which has been otherwise created by, or at the instance of, Tenant, (b) is attributable to the use or manner of use to which Tenant puts the Premises, other than as expressly permitted by
Section 5.01, (c) is required by reason of a breach of Tenant's obligations hereunder or (d) is occasioned, in whole or in part, by any act, omission or negligence of Tenant or any person claiming by, through or under Tenant, or any of their assignees, subtenants, employees, agents, contractors, invitees or licensees. Tenant shall pay all costs, expenses, fines, penalties and damages which may be imposed upon Landlord, the Paramount Lessor and/or the Paramount Mortgagee by reason of or arising out of Tenant's failure fully and promptly to comply with the provisions of this section. Where any structural alteration of the Premises is required by any Legal Requirement or Insurance Requirement and Tenant is not obligated to make such alteration, Landlord shall make such alteration at Landlord's cost.

            Section 9.02. Tenant, at its sole cost and expense, after notice to Landlord, by appropriate proceedings prosecuted diligently and in good faith, may contest the validity or applicability of any Legal Requirement or insurance Requirement, provided that: (a) Landlord shall not be subject to civil fines, quasi-criminal violations, criminal penalty or to prosecution for a crime, nor shall the Building, or the Land, or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall indemnify Landlord against any cost resulting from or incurred in connection with such contest or non-compliance; (c) Tenant shall keep Landlord regularly advised in writing as to the status of such proceedings.

            Section 9.03. Any Improvements made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with and subject to the provisions of Article 10.

            Section 9.04. After the execution of this Lease, Landlord shall perform such work in the interior of the elevator cabs of the Building so that such elevator cabs are in compliance with the Americans with Disabilities Act, and Tenant shall have no responsibility for any such work.

                                   ARTICLE 10

                         Improvements; Tenant's Property

            Section 10.01. Subject to this Article, so long as Tenant is not in default under this Lease, beyond all applicable notice and cure periods, Tenant, at its sole cost and expense, may make Improvements in the Premises, other than the Finish Work which Tenant may make pursuant to the Work Letter, (excluding structural changes which shall be performed only under the supervision of a structural engineer), provided:

            (a) Tenant's Improvements will not result in a violation of or require a change in any certificate of occupancy applicable to the Premises;

            (b) The character or outside appearance of the Building, appearance of any atrium, color or style of venetian blinds, or rentability of the Building or any part thereof shall not be affected in any way, and Tenant's Improvements shall not, in the reasonable opinion of Landlord, materially weaken or impair (temporarily or permanently) the structure of the Premises or the Building upon the completion of the Improvement;

            (c) No part of the Building outside of the Premises shall be materially adversely physically affected;

            (d) The proper or economical functioning of the Building

      Equipment and/or Building lobby, in the reasonable opinion of Landlord, shall not be materially adversely affected;

            (e) In performing the work involved in making Improvements, Tenant shall be bound by and observe all of the terms of this Article;

            (f) Tenant shall not remove from the Premises during business hours on business days any materials or debris;

            (g) so long as Landlord shall provide a freight elevator, Tenant shall not use the passenger elevators during business hours on business days for haulage or removal or make loud noise during business hours in or about the Premises;


            (h) Notwithstanding the above, before proceeding with any Improvement (except any Improvement which will cost less than $100,000, does not involve a structural change and will not affect any Building Systems and any changes which do not constitute Improvements which shall not require Landlord's consent), Tenant shall submit to Landlord three copies of detailed plans and specifications therefor, for Landlord's consent which shall not be unreasonably withheld, delayed or conditioned. Tenant shall 20 days after demand reimburse Landlord for all reasonable out of pocket expenses incurred by Landlord in connection with (i) its decision as to whether to approve the proposed Improvements and (ii) inspecting the Improvements to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all Legal Requirements and Insurance Requirements, including the reasonable fees and expenses of any attorney, architect and/or engineer employed for such purpose. Any Improvements for which consent has been received shall be performed in accordance with the approved plans and specifications therefor, and no changes thereto shall be made without the prior consent of Landlord, which shall not be unreasonably withheld or delayed;


            (i) Tenant shall not be permitted to install and make part of the Premises any materials, fixtures (other than trade fixtures) or articles which are subject to liens, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as then in effect in New York); and

            (j) No Improvements estimated to cost more than $50,000 shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord, (ii) except after at least 15 days' prior notice to Landlord. Improvements less than $50,000 shall require Tenant to deliver copies of detailed plans and specifications prior to commencement of any work.

            Section 10.02. All Improvements shall at all times comply with all Legal Requirements and Insurance Requirements and all Rules and Regulations and shall be made at such times and in such manner as Landlord may reasonably from time to time direct. Tenant, at its expense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such Improvements and for final approval therein upon completion, (b) deliver three copies thereof to Landlord and (c) cause all Improvements to be performed in a good and first-class workmanlike manner, using new materials and equipment (except that Tenant shall have the right to use the existing glass and doors in the Premises on the date hereof). Improvements shall be promptly commenced and completed and shall be performed in such manner so as not to unreasonably interfere with the occupancy of any other tenant nor unreasonably delay Landlord or impose any additional expense upon Landlord in the maintenance, cleaning, repair, safety, management, or security of the Building (or the Building's Equipment). If any additional expense is incurred by Landlord, Tenant shall pay such reasonable additional expense as Additional Rent 20 days after demand. Throughout the performance of Improvements, Tenant, at its sole cost and expense, shall carry, or cause to be carried, workmen's compensation insurance covering all persons employed in connection with the Improvements in statutory limits and general liability insurance (with completed operations endorsement) for any occurrence in or about the Real Property in which Landlord, Landlord's agents, the Paramount Lessor and the Paramount Mortgagee shall be named as parties insured, in the amount as set forth in Section 8.04. Tenant shall furnish Landlord with an insurance company rated at least A by Best or a successor agency, satisfactory evidence that such insurance is in effect before the commencement of its Improvements and, on request, at reasonable intervals thereafter. Upon completion of the Improvements, Tenant shall deliver a complete set of "As Built" drawings and plans to Landlord. During the term of the Lease, Tenant shall have the right to remove the internal staircase between the 28th and 29th floors, provided, that Tenant shall at Tenant's option, either (a) prior to the Expiration Date deliver to Landlord a certified or official bank check drawn on a bank which is a member of the New York Clearing House Association in the amount of the cost to re-install said staircase as determined by Landlord based on bids obtained from unrelated third party contractors or (b) re-install said internal staircase in a good and workmanlike manner at Tenant's sole cost and expense in which event Tenant shall order any required steel and other construction materials at least six (6) months prior to the Expiration Date and shall complete said installation (including any clean-up work) on or before the date which is sixty (60) days after the Expiration Date (with time of the essence).


            Section 10.03. Tenant, at its expense, promptly small procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Improvements which shall be issued by any public authority having or asserting jurisdiction.


            Section 10.04. Tenant hereby indemnifies Landlord against liability for any mechanics' and other liens filed in connection with Improvements or repairs including the liens of any chattel mortgages, security agreements or financing statements upon any materials or fixtures other than trade fixtures installed in and constituting part of the Premises. Tenant, at its expense, shall procure the discharge of all such liens within 20 days after notice of filing of any such lien against the Real Property or any part thereof. If Tenant shall fail to cause any such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may if Tenant has failed within the 20 day period, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lien or with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent and shall be paid 20 days after demand.


            Section 10.05. Only Landlord or persons first approved by Landlord shall be permitted to act as contractor or HVAC, electric, mechanical or plumbing contractors for any work to be performed in accordance with this Article or with Exhibit C. Landlord hereby approves the contractors set forth in Exhibit H attached hereto for any work to be performed in accordance with this Article for a period of one (1) year from the date hereof. Thereafter, Tenant shall have the right to revise and update such list and submit same to Landlord from time to time for Landlord's approval, which shall not be unreasonably withheld or delayed. Each approved contractor shall be deemed so approved for one (1) year from the date of approval. Any other contractor which shall perform any work pursuant to this Article and which is not set forth in said list shall be subject to Landlord's approval, which approval will be given or withheld within ten (10) business days from the date that Landlord receives Tenant's written request and if Landlord disapproves of any such contractor for any trade, Landlord shall together with such disapproval advise Tenant of three (3) acceptable contractors for such trade. Landlord reserves the right to exclude from the Building any person attempting to act as construction contractor in violation of this Article. In the event Tenant shall employ any contractor permitted by this Section, such contractor or any subcontractor may use the Building Equipment subject to the provisions of this Lease and the Rules and Regulations governing construction, Tenant will advise Landlord of the names of any such contractor or subcontractor Tenant proposes to use in the Premises at least 15 days prior to the beginning of work by such contractor or subcontractor.


            Section 10.06. Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mechanic or laborer or such materials would create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Tenant or Landlord or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

            Section 10.07. All fixtures, equipment, Improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Term (collectively "Fixtures"), whether or not at the expense of Tenant, other than Tenant's trade fixtures shall be and remain a part of the Premises and shall be deemed the property of Landlord as of the date such Fixtures are completed, or as of the date such Fixtures are attached to or built into the Premises, and shall not be removed by Tenant, except as expressly provided in this Lease. The Fixtures shall include all electrical, plumbing, heating and sprinkling equipment, security systems fixtures, outlets, switches, public address and/or paging system, venetian blinds, partitions, railings, gates, doors, vaults (including vault doors), paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum, wall-to-wall carpeting, acoustical tiles, special ceilings, composition floors, ventilating, silencing, air conditioning and cooling equipment, and all fixtures, equipment, improvements and appurtenances of a similar nature or purpose.

            Section 10.08. No approval of plans or specifications by Landlord, or consent by Landlord allowing Tenant to make Improvements in the Premises, or any inspection of improvements made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated Improvements comply with any Legal Requirements or Insurance Requirements or the certificate of occupancy for the Building nor shall it deemed to be a waiver by Landlord of the compliance my Tenant with any provision of this Lease. Notice is hereby given that neither Landlord, Landlord's agents, the Paramount Lessor nor the Paramount Mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of the Landlord, the Paramount Lessor or the Paramount Mortgagee in and to the Real Property.


            Section 10.09. During the Term, Tenant shall keep full and complete records describing its Improvements costing in excess of twenty five thousand dollars ($25,000) and of the aggregate cost thereof (including architect's and engineer's fees and expenses). Tenant shall, within thirty (30) days after demand by Landlord, furnish to Landlord full and complete copies of such records.



            Section 10.10. Notwithstanding the foregoing, (a) the approval of the existing Paramount Mortgagee shall not be required for any Improvements made for Tenant's initial occupancy of the Premises or the additional period on the 19th floor pursuant to the terms of the Work Letter and (b) the approval of any Paramount Mortgagee shall not be required for any other Improvement after said preparation of the Premises for Tenant's initial occupancy unless any of such Improvements in the aggregate exceed two hundred fifty thousand dollars ($250,000).


                                   ARTICLE 11

                                     Repairs

            Section 11.01. Tenant, at its sole cost and expense, shall take good care of, and make all interior non-structural repairs to the Premises and Building Equipment therein. Tenant shall make and be responsible for all repairs, interior or exterior, structural and otherwise, ordinary or extraordinary, as and when needed to preserve the Building, the Premises and the Building Equipment therein in good working order and condition, the need for which arises out of (a) the performance of or existence of Improvements made by or at the request of Tenant, (b) the installation, use or operation of Tenant's Property or Fixtures, (c) the moving of Tenant's Property or Fixtures in or out of the Building or the Premises, (d) the wrongful acts, omissions, negligence or misuse of or by Tenant or any or its subtenants or any of its or their employees, agents, contractors, licensees or invitees or their use or occupancy of the Premises (except fire or other casualty caused by Tenant's negligence, if the fire or other casualty insurance policies insuring Landlord are not invalidated and the rights of Landlord are not adversely affected by this provision) or (e) Legal Requirements or Insurance Requirements pursuant to the provisions of Section 9.01. Tenant, at its sole cost and expense, shall promptly replace or repair scratched, damaged or broken doors and interior glass in and about the Premises, shall be responsible for all repairs and maintenance of wall and floor coverings in the Premises (including, without limitation, where Tenant shall lease an entire floor, the wall, elevator doors and floor coverings in the elevator lobby). Tenant promptly and at its sole cost and expense, shall make all repairs in or to the Premises for which it is responsible. All repairs made by or on behalf of Tenant shall be made in conformity with the provisions of
Article 10 and will be performed in a good and workmanlike manner.

            Section 11.02. Landlord shall operate the Building as a first-class office building with stores. Landlord shall make all necessary repairs to keep the Building, including any Building Equipment other than Building Equipment located in the Premises in good repair, excluding, however, (a) repairs of Tenant's Property or Improvements made by or at the request of Tenant, not occasioned by Landlord's act or negligence and (b) repairs which Tenant is obligated to make pursuant to Section 11.01 and the other provisions of this Lease. Landlord shall perform all maintenance and make all necessary repairs to the Base Building air conditioning equipment which cost shall be included in

Expenses under Article 7. Tenant shall have reasonable access to Building Equipment upon 24 hours' prior notice to Landlord. Nothing contained in this Section shall require Landlord to paint the Premises. Unless Landlord has actual knowledge, no liability of Landlord to Tenant, however, shall accrue under this Section unless and until Tenant has given notice to Landlord of the necessity of any specific repair for which Landlord has agreed to be responsible under this Lease, and a reasonably sufficient time has elapsed in which to make such repair.

                                   ARTICLE 12

                    Heating, Ventilation and Air Conditioning

            Section 12.01. Landlord shall maintain and keep in working repair the Building air conditioning, heating and ventilating systems servicing the Premises and furnish and distribute to the Premises sufficient chilled or hot water as may be necessary to maintain a reasonably comfortable occupancy of the Premises from 8:00 A.M. to 6:00 P.M. ("business hours"); on business days. "Business days" as used in this Lease shall mean all days except Saturdays, Sundays and the days observed by the Federal or the New York State or City governments as public holidays and such other days as shall be designated, from time to time, as holidays by the applicable operating engineers union or building service employees union contract. Tenant agrees to operate the fans, heating, ventilating and air conditioning equipment servicing the Premises in accordance with their design criteria unless Legal Requirements shall provide for any reduction in operations below said design criteria in which case such equipment shall be operated so as to provide reduced service in accordance therewith. Building Equipment servicing the Premises shall be subject to Landlord's control.

            Section 12.02. The Building windows are sealed. If Tenant shall request heating, ventilating or air conditioning service at any time other than during business hours on business days ("after hours") then, as long as Tenant is not in monetary default beyond any applicable notice and grace periods hereunder, Landlord shall furnish the same upon advance notice from Tenant, given prior to 2:30 P.M. on any business day, and Tenant shall pay Landlord's then actual cost therefor as Additional Rent 20 days after demand.

            Section 12.03. Tenant acknowledges that the proposed electrical load for the Premises exceeds the heat generating specifications for which the Building's air conditioning system is designed. Tenant may install supplemental air conditioning as required. Any supplemental air conditioning equipment (whether existing at the date hereof or installed hereafter) may be operated and shall be maintained by tenant at its sole cost and expense. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems. Any rearrangement of partitioning after initial installation which interferes with normal operation of said systems, or the use of computer or data processing machines or other machines and equipment, may require changes or alterations in said systems or in the ducts through which the same operate. Any changes so occasioned shall be made only in accordance with Article 10.


            Section 12.04.A. The Premises has available thirty (30) nominal tons of supplemental air conditioning capacity. Landlord represents that such supplemental air conditioning equipment and the related Building Systems shall be in working order on the date hereof. On the roof of Building is a separate cooling tower serving only such supplemental system which shall be maintained by Tenant at Tenant's sole cost and expense. Tenant may use such cooling tower for any additional supplemental air conditioning systems tenant may install pursuant to Section 12.04(B). Tenant shall be solely responsible for the maintenance and operation of all elements of the supplemental system, including but not limited to the ducting, condenser water piping and controls and the ceiling-hung air conditioning units into which said cooling tower connects. Both said supplemental air conditioning capacity and cooling tower shall be used solely by Tenant during the Term of this Lease.


            B. Landlord herewith grants to Tenant a license to install and maintain, at Tenant's sole cost and expense, in and on an area of the roof of the Building at locations selected by Tenant which locations shall be subject to the reasonable approval of Landlord, equipment to increase the tonnage of supplemental air conditioning and for two (2) antennas or two (2) dishes, generator and UPS, to be used by Tenant together with condenser water piping and controls to connect the equipment to the Premises (which piping and controls shall be installed, at Tenant's sole cost and expense). All such electric equipment shall be tied into Tenant's own electric meter, and Tenant shall pay for the cost of electricity and shall be solely responsible for the operation and maintenance of such equipment. Landlord reserves the right to require the relocation by Tenant, at Landlord's expense, of the equipment to another area of the roof and of the lines to other area(s) of the Building provided that such relocation does not materially adversely impair the provision of air conditioning to the Premises or in the case of any antenna disrupt the line of sight capacity (subject to any new buildings or structures). All work shall be performed in accordance with Article 10 and installations by Tenant shall be effected and said equipment shall be operated and maintained by Tenant, in accordance with all Legal Requirements and Rules and Regulations with respect thereto. Subject to Landlord's prior reasonable approval, if any structural reinforcements of the roof are required it shall be performed by Tenant as part of the Finish Work under the Work Letter and thereafter by Landlord, at Tenant's expense. Tenant will, at Tenant's expense, tie into Landlord's existing sanitary exhaust stacks and/or exhaust pipes and if same are not available then Tenant shall have the right to install same through the Premises to the roof, at Tenant's expense, subject to Landlord's prior approval which shall not be unreasonably withheld or delayed.

            Section 12.05. In the event that there is an electrical system failure for any reason in the Premises which constitutes an emergency situation to Tenant's operations, then in such event Tenant shall have the right to have a designated contractor reasonably approved by Landlord enter the Building for the sole purpose of performing such electrical repair work from the Tenant's panel box into the Premises, at Tenant's expense. In the event that there is a plumbing failure for any reason relating to Tenant's supplemental air conditioning system which constitutes an emergency situation, then in such event Tenant shall have right to have a designated contractor reasonably approved by Landlord enter the Building for the sole purpose of performing such plumbing repair work relating to Tenant's supplemental air conditioning system, at Tenant's expense. For such purpose, Tenant will have the right at Tenant's sole cost and expense, to designate an electrical contractor and a plumbing contractor, subject to Landlord's approval, which approval will not be unreasonably withheld or delayed, and Tenant nay from time to time replace such contractors with other contractors to provide such emergency services to the Premises on a 24 hour, 7 day per week basis. Notwithstanding the foregoing, Tenant's contractors shall not repair or affect any Building Systems.

            Section 12.06. If any service required to be provided by Landlord to Tenant under the terms of this Lease is not provided to the Premises for seven
(7) or more consecutive days,
in each instance, and as a direct result thereof, Tenant cannot and does not use all or any portion of the Premises and the Premises is Untenantable, then Tenant shall be entitled to an equitable abatement of rent (based on the portion of the Premises which Tenant cannot and does not use) for each day after said seven (7) consecutive business days, for such portion, or all, of the Premises which Tenant cannot and does not use, until Tenant is able to resume occupancy of such portion of the Premises or until such service is restored, as the case may be.

                                   ARTICLE 13

                                   Electricity

            Section 13.01. Tenant shall purchase its electric energy directly from the public utility serving the Building, and shall be responsible for the payment of all bills and billings therefor.

            Section 13.02. Landlord shall not be liable in any way to Tenant for any change, failure, inadequacy or defect in the supply or character of electric energy furnished to the Premises except for Landlord's wilful acts or gross negligence. Landlord represents that the existing meter is in working order. Tenant shall be responsible for any repair, maintenance and replacement of any electric meter, panel board and all wires, wiring, feeders and risers or Tenant's side of the meters serving the Premises, at Tenant's expense, or shall pay Landlord's actual costs therefor twenty (20) days after demand.


            Section 13.03. Landlord represents that there are four (4) electric panel boards in the Premises, two (2) on each of the twenty-eighth (28th) and twenty-ninth (29th) floors. The panel boards on the twenty-ninth (29th) floor are fused at two hundred (200) amps capacity and one hundred seventy five (175) amps capacity, respectively; the panel boards on the twenty-eighth (28th) floor are fused at two hundred (200) amps capacity and one hundred twenty-five (125) amps capacity, respectively. All power is four hundred eighty (480) volts, three
(3) phase. Landlord further represents that Landlord will not diminish the power to the Premises as set forth in this Paragraph. At no time shall Tenant's actual demand electrical load in the Premises exceed the currently existing riser capacity for the Premises. Tenant may install as part of its initial work additional riser or risers and all other equipment proper and necessary in connection therewith. In the event that Tenant exercises any of its options for Expansion Space under Article 45, Option Space under Article 46 or Additional Space under Article 47 then in any such event Tenant may install additional riser or risers and all other equipment proper and necessary in connection therewith as part of its work in connection with preparing such space for its initial occupancy, subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed, and in connection with such work Tenant shall use a licensed electrical engineer reasonably approved by Landlord. Rigid conduit or EMT only will be allowed except for the wiring under the raised floor area where Tenant may use any type of wire permitted by any applicable Legal Requirement.



            Section 13.04. Subject to Section 12.04 (B), Tenant shall have the right to install a back-up source of electrical power in the event of an electrical power failure, at Tenant's sole cost and expense, which shall consist of a fuel tank in the twenty-ninth (29th) floor and a 200 Kw diesel generator on the roof of the Building at a location reasonably approved by Landlord and constructed in accordance with Landlord's reasonable requirements and Tenant will hire a structural engineer to supervise the construction thereof. Said generator shall be supplied fuel from the existing five thousand (5,000) gallon tank located in the cellar of the Building, and maintained by Landlord, and a 1 1/4 inch fuel line running therefrom to a 275 gallon existing "day" tank on the roof of the Building which tank and any pumps Landlord will maintain and refuel with No. 2 diesel fuel, as needed, which day tank currently feeds Landlord's generator, provided, that Tenant shall have the right to refuel said tank if Landlord fails to refuel said tank in which event Landlord shall charge or credit Tenant based upon a flow meter installed by Tenant at its expense. Tenant's generator will be fueled from Landlord's 275 gallon day tank by fuel pumps and valves installed by Tenant, at Tenant's expense. Plans for any such pumps and/or valves shall be prepared by Tenant's mechanical engineers and shall be subject to Landlord's reasonable approval, which approval will not be withheld or delayed. Tenant shall have the right to test such fuel supply system from time to time, at Tenant's expense. Landlord shall not be liable in any way for any change, failure, inadequacy or defect any such tank or in the supply or character of such fuel source and the supply thereof to Tenant.


                                   ARTICLE 14

                          Cleaning and Other Services

            Section 14.01. A. Landlord shall cause the Premises, including (a) subject to Tenant maintaining unrestricted access to the windows in the Premises, (i) the interior and exterior of the Building's curtain wall and (ii) the interior and exterior of any glass bordering (and thereby separating Tenant's floor area from) any atrium and (b) any portions of the Premises used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Exhibit D.

            Tenant shall pay to Landlord as Additional Rent twenty (20) days after demand Landlord's charges, based on rates comparable to those charged by non-affiliated third party companies in comparable office buildings in the general vicinity of the Building for:

            (a) cleaning work in the Premises or the Building in excess of that required under Exhibit D because of (i) misuse or neglect on the part of Tenant or its agents, employees, contractors, licensees or invitees, (ii) use of portions of the Premises for the storage, preparation, service, or consumption of food or beverages, reproduction, more than one (1) private lavatory or other special purposes, (iii) any glass surfaces other than exterior Building windows, (iv) non-Building Standard materials or finishes installed by Tenant or at its request, (v) increase in frequency or scope of any of the items set forth in Exhibit D requested by Tenant, and

            (b) removal from the Premises and the Building of (i) refuse and rubbish of Tenant which exceeds that normally accumulated in the daily routine of ordinary business office occupancy and (ii) all of the refuse and rubbish or Tenant's eating facilities and

            C. Landlord and its cleaning contractor and their employees shall have ready access to the Premises at all times except between 8:00 A.M. and 5:00 P.M. on business days and, to the extent that it will not unreasonably interfere with the operation of Tenant's business, during business hours. Landlord and its cleaning contractor and their employees shall have such use of Tenant's lights, fans, power and water in the Premises at Tenant's sole cost and without reimbursement, as reasonably may be required to clean the Premises. If Tenant has a permitted separate area for the storage, preparation, service or consumption of food or beverages in the Premises. Tenant, at its sole cost and expense, shall cause all portions of the Premises so used to be kept in a neat and orderly condition to facilitate the cleaning thereof.

            D. Landlord's cleaning services required under this Section may be furnished by a contractor or contractors employed by Landlord.


            Section 14.02. Landlord, at Landlord's expense, shall furnish elevator service on business days during business hours and shall have passenger elevators subject to call at all other times, all consistent with services expected to be provided at first class office buildings in New York, New York. Tenant acknowledges that the existing elevator service is consistent with a first class office building. Landlord shall not be required to furnish any operator service for automatic elevators. If Landlord, at any time, shall furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service. In the event Tenant shall require the use of the Building's service elevators for after hours (as defined in Section 12.02) Landlord shall provide a service elevator for the use of Tenant, provided Tenant gives Landlord reasonable advance notice of the time, the nature of the use to be made of such elevators and Tenant pays Landlord's actual costs for the use thereof as Additional Rent, twenty (20) days after demand therefor. Landlord shall have the right to change the operation or manner of operating any of the elevators in the Building and shall have the right to discontinue, temporarily or permanently, the use of any one or more cars in any of the banks of elevators provided reasonable freight and passenger elevator service is provided to the Premises in a manner fitting for a first class office building.


            Section 14.03. Landlord shall supply reasonably adequate quantities of hot and cold water to a point or points in the Premises for ordinary lavatory, cleaning and drinking purposes including a pantry and one (1) bathroom shower. If Tenant requires, uses or consumes water for any other purpose (other than specified in Section 12.01), Tenant shall pay Landlord the cost of any water meter and its installation and keeping such meter and equipment in good working order and repair as Additional Rent, twenty (20) days after demand therefore. Tenant agrees to pay for water consumed as shown on said meter and all sewer and any other rent, tax, levy or governmental charge based thereon which now or hereafter is assessed, imposed or a lien upon the Premises or the Building, within twenty (20) days following bills being rendered to Tenant.

            Section 14.04. Landlord reserves the right to stop, interrupt or reduce service of the fans, heating, ventilating or air conditioning systems, elevator, electrical energy, or plumbing or any other service or Building Equipment, because of Legal Requirements, Force Majeure or for repairs which are necessary until (provided that Landlord shall use reasonable efforts to maintain partial service during such period) and shall, to the extent practicable, give Tenant prompt notice of a pending shutdown or reduction of service pursuant to this section until the reason for such stoppage, interruption or reduction has been eliminated. Subject to the rent abatement provided under Section 12.06, Landlord shall have no responsibility or liability to Tenant for failure to supply any such service or Building Equipment during such period, but agrees that any such repairs, alterations, replacements and Improvements shall be made using reasonable efforts, subject to Force Majeure, to avoid material interference with the use of the Premises.

            Section 14.05. Only Landlord or one or more persons approved by Landlord will be permitted: (a) to act as maintenance contractor for all waxing, polishing, cleaning and maintenance work in the Premises; and (b) to furnish bootblacking, barbering and other similar supplies and services to tenants. Landlord may fix the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of said work, supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person attempting to furnish any of said work, supplies or services but not so designated or approved by Landlord. No such service shall be performed by any of Tenant's employees unless such employees are members of the appropriate union.

            Section 14.06. Landlord will not be required to furnish any services, including window or other cleaning services, except as otherwise provided in Articles 12, 13 and 14.

                                   ARTICLE 15

                    Damage to or Destruction of the Premises

            Section 15.01. If the Premises or any part thereof shall be damaged or rendered Untenantable by fire or other insured casualty and if Tenant gives prompt notice thereof to Landlord and this Lease is not terminated pursuant to any provision of this Article, Landlord shall diligently proceed to repair or cause to be repaired such damage to the Premises after and to the extent of Landlord's collection of the insurance proceeds (except that Landlord shall be responsible for the amount of the deductible and for the amount of any coinsurance) attributable to such damage to the Premises, provided, that Tenant shall have the right to expend its own funds and diligently repair the damage to the Premises prior to the collection by Landlord of the insurance proceeds and in such event Tenant shall be deemed to have been given an assignment of such portion of said insurance proceeds attributable to the damage to the Premises (as determined by Landlord's insurance adjuster), subject to the rights of the Paramount Mortgagee, to secure its reimbursement for such work. The rental shall be equitably abated to the extent that the Premises shall have been rendered Untenantable, such abatement to be from the date of such damage to the date the Premises shall no longer be Untenantable; provided, however, should Tenant occupy a portion of the Premises during the period the repair work is taking place and prior to the date the Premises are no longer Untenantable, the rent allocable to such occupied portion, based upon the proportion which the occupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.


            Section 15.02. If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and Landlord has not terminated this Lease pursuant to Section 15.03, Landlord's architect shall promptly estimate the time to construct the repairs to the Premises and Landlord shall give Tenant prompt notice of such estimate and if such estimate is in excess of nine (9) months from the date of commencing the repairs; then Tenant may by notice to Landlord terminate this Lease within thirty (30) days after Landlord advises Tenant of such estimate, without prejudice to Landlord's or Tenant's rights theretofore accrued under this Lease. If the Premises shall be totally damaged or rendered wholly Untenantable by fire or other casualty, Landlord has not terminated this Lease pursuant to Section 15.03 and Landlord has not substantially completed the making of the required repairs to the Premises within 9 months from the later of the date of the collection of the applicable insurance proceeds, plus such additional time after such date as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure out not more than six (6) months in the aggregate for Force Majeure adjustment and plan preparation, Tenant may by notice to Landlord terminate this Lease, and if 5 days thereafter Landlord shall not have completed the making of the required repairs, this Lease shall terminate on the expiration of such 5-day period as if such termination date were the Expiration Date, without prejudice to Landlord's and Tenant's rights under this Lease.


            Section 15.03. If the Premises shall be totally damaged or rendered wholly Untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building in Landlord's sole opinion, shall be required (whether or not the Premises shall have been so damaged), then Landlord, at its option, may terminate this Lease, by giving Tenant thirty (30) days notice of such termination, within thirty (30) days after the date of such fire or other casualty. In the event that such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date.


            Section 15.04. Except for Landlord's wilful acts, Landlord shall not be liable for any inconvenience to Tenant or injury to the business of Tenant resulting in any way from any such damage by fire or other casualty, or the repair thereof. Landlord will not carry insurance of any kind on Tenant's Property, and Landlord shall not be obligated to repair any damage thereto, or replace the same, or bear any of the risk of loss of Tenant's Property.

            Section 15.05. Except as expressly provided in Section 8.06, nothing herein shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Premises or the Real Property by fire or other casualty if Tenant is liable in such respect.

            Section 15.06. This Article shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York (or any similar or successor provision) providing for such a contingency in the absence of such express agreement, and any other law of like import now or hereafter enacted, shall have no application in such case.

                                   ARTICLE 16

                                 Eminent Domain

            Section 16.01. A. If the whole of the Real Property or the Premises shall be acquired or condemned by eminent domain, this Lease shall terminate as of the date of the vesting of title in the condemning authority as if said date were the Expiration Date. If only a part of the Premises shall be so acquired or condemned then, except as otherwise provided in this Article, this Lease shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent shall be an amount which bears the same ratio to the Fixed Rent payable immediately prior to such condemnation as the value of the untaken portion of the Premises (appraised after the taking and repair of any damage to the Building pursuant to this Section) bears to the value of the entire Premises immediately before the taking and any Additional Rent payable shall be adjusted to reflect the diminution of the Premises. Such value of the Premises before and after the taking shall be determined by the agreement by the parties or if they fail to agree within thirty

(30) days then the value shall be determined by arbitration in accordance with the provisions of Article 28 hereof by a single arbitrator, in accordance with the then existing procedures of the American Arbitration Association, or any successor organization in New York, and the determination shall be by the method of "Baseball Arbitration". Pending such determination, Tenant shall pay to Landlord rent as fixed by Landlord, subject to adjustment after such determination.


            B. If only a part of the Real Property shall be so acquired or condemned, then (i) whether or not the Premises shall be affected, Landlord may, in the event the non-taken portion of the Building cannot in Landlord's reasonable judgment be by reason of the taking reasonably operated as a first class office Building, within sixty (60) days following the date of vesting of title, give Tenant 30 days' notice of termination of this Lease or (ii) if more than 12% of the total area of the then Premises is acquired or condemned or if so much of the Premises is taken so that the Tenant cannot reasonably operate its trading floor in the Premises, Tenant may, within sixty (60) days following the date upon which Tenant shall have received notice of vesting of title, give to Landlord 30 days' notice of termination of this Lease. In the event any such 30-day notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the expiration of said thirty (30) days with the same effect as if that date were the Expiration Date, without prejudice to the respective rights of the parties under this Lease in effect prior to such termination; and the rental shall be apportioned as of such date or sooner termination.



            Section 16.02. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall receive the entire award for any such acquisition or condemnation, provided, however, that if the entire Premises are condemned and this Lease is terminated then Tenant shall be entitled to first receive the unamortized portion (amortized over the initial ten (10) year Term of this Lease) of the out of pocket hard costs actually expended by Tenant to install Improvements and other changes to the Premises in connection with its initial occupancy but not in excess of Three Million Five Hundred Thousand Dollars ($3,500,000). Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and agrees not to join in any claim made by Landlord and to execute all further documents that may be required in order to facilitate the collection of the award by Landlord. Landlord shall have the right, coupled with an interest, to sign such further documentation on behalf of Tenant.


            Section 16.03. If the temporary use or occupancy of all or part of the Premises shall be condemned or taken, this Lease shall remain unaffected by such condemnation or taking and Tenant shall continue responsible for all of its obligations hereunder (except to the extent prevented from so doing by reason of sum condemnation or taking) and it shall continue to pay the rent in full, and Tenant shall have the right to receive the award for such temporary taking, provided, however, that the rights and interests of Landlord and Tenant to any award received or receivable with respect to a condemnation or taking for temporary use or occupancy shall be governed by the applicable provisions of the existing Paramount Mortgage.

            Section 16.04. If the grade of any street upon which the Land is situated or abuts shall be changed, this Lease shall nevertheless continue in full force and effect, and Landlord shall be entitled to collect and keep the entire award that may be made. Tenant hereby assigns to Landlord all of its right in and to every such award.

            Section 16.05. The terms "condemnation" and "acquisition" as used herein small include any agreement in lieu of or in anticipation of the exercise of the power of eminent domain between the Landlord and any governmental authority authorized to exercise the power of eminent domain. In the event that there shall be any dispute between Landlord and Tenant arising out of provisions of this Article, such dispute shall be settled by arbitration pursuant to Article 28.

                                   ARTICLE 17

                            Conditions of Limitation

            Section 17.01. A. This Lease and the Term and estate hereby granted are subject to the limitations that:

            (a) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or commence a case under the Bankruptcy Code, or shall be adjudicated a debtor or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall make an assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property; or


            (b) if, within 60 days after the commencement of any proceeding and/or case against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), such proceeding shall not have been dismissed, or if, within 60 days after the appointment of any trustee, custodian, receiver or liquidator of Tenant or of all or any part of Tenant's Property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied which shall not be vacated in sixty (60) days; or


            (c) if Tenant shall default in the performance when due of any Fixed Rent or Additional Rent, and such default shall continue for a period of 10 days after notice; or


            (d) if Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed (other than the payment of Fixed Rent and Additional Rent) and Tenant shall fail to remedy such default within 30 days after notice of such default, or if such default is of such a nature that it cannot be completely remedied within said period of 30 days if Tenant shall not (x) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, (y) institute within 30 days and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (z) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord and in any event prior to such time as would subject Landlord, Landlord's agents, any Paramount Lessor or Paramount Mortgagee to prosecution for a crime.


            (e) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under Article 22; or


            (f) if after the Rent Commencement Date the Premises shall become abandoned for a period of 10 consecutive days after notice of abandonment is given to Tenant or if Tenant shall fail to take occupancy of the Premises by the date which is one (1) year from the date hereof; or


then in any of said events Landlord may give to Tenant notice of intention to terminate this Lease and to end the Term and the estate hereby granted at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 18.

            B. If Tenant shall be in default under (a), (b), (c) or (d) of
Section 17.01A, then Tenant shall also be liable for all legal and other experts' reasonable fees, costs and expenses paid or incurred by Landlord, whether directly or indirectly, in having any court determine that this Lease is terminated, or in Landlord's recovering possession of the Premises, or in Landlord's appearing in any court, or in Landlord's being a party to any appeal(s) from any such court's determination, provided that Landlord prevails.


            C. If Tenant shall default (i) in the timely payment of Fixed Rent or Additional Rent, and any such default shall continue or be repeated for three consecutive months or for a total of six (6) months in any period of twelve
(12) months or (ii) more than four times in any period of six (6) months, in the performance of any term of this Lease to be performed by Tenant, then, notwithstanding that such defaults shall have each been cured within the applicable period, if any, as provided in A above, any further default shall be deemed to be deliberate and Landlord thereafter may serve the said three (3) days' notice of termination of this Lease upon Tenant without affording to Tenant an opportunity to cure such further default.


            Section 17.02. Nothing in Section 17.01 shall be deemed to require Landlord to give the termination notice(s) therein provided for prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notice(s) is for the purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate, and if Tenant thereafter remains in possession or occupancy it shall become a holdover tenant.


            Section 17.03. If, at any time, (a) Tenant shall be comprised of two or more persons, or (b) Tenant's obligations under this Lease shall have been guaranteed by any person, or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Subsections (a) and (b) or Section 17.01A, shall mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease.


            Section 17.04. If the 3-day notice provided for in Section 17.01 shall have been given and this Lease shall be terminated or if after the Rent Commencement Date the Premises shall be or become abandoned, then, in any such event Landlord nay without notice and without liability to Tenant or any occupants of any part of the Premises terminate all services.

                                   ARTICLE 18


                         Re-Entry by Landlord; Remedies


            Section 18.01. If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent and such default shall continue for a period of 10 days after notice of the default, or if this Lease and the Term shall terminate as provided in Article 17:


            (a) Landlord and Landlord's agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor) and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, without liability for damage thereto, to the end that Landlord may have, hold and enjoy the Premises, and in no event shall re-entry be deemed an acceptance of surrender of this Lease; and

            (b) Landlord, at its option, may relet the whole or any part of the Premises from time to time, either in the name of Landlord, Tenant or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord in its sole discretion may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease, or otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, Improvements and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

            Section 18.02. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby expressly waive, so far as is permitted by law, any and all rights which Tenant and all such persons might otherwise have to (a) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (b) redeem the Premises or any interest therein, (c) re-enter or repossess the Premises, or
(d) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgement or by a warrant of any court or judge, or after any re-entry by Landlord, or after any termination of this Lease, whether such dispossess, reentry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease. The word "fire-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

            Section 18.03. In the event of any breach or threatened breach by Tenant or any person claiming through or under Tenant of any of the terms of this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

            Section 18.04. If this Lease shall terminate as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in this Article, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

            (a) Tenant shall pay to Landlord all rent to the date upon which this Lease shall have been terminated or to the date of re-entry upon the Premises by Landlord, as the case may be;

            (b) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any rent due at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant;

            (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between the rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents ("Net Rent") collected under any reletting effected pursuant to the provisions of Section 18.01 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease or Landlord's re-entry upon the Premises and in connection with such reletting including all repossession costs, brokerage commissions, legal expenses, alteration costs and other expenses of preparing the Premises for such reletting);

            (d) Any deficiency in accordance with subdivision (c) above shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any prior or subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies nay be brought by Landlord from time to time at its election;

            (e) Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for Liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period to the Expiration Date from the earlier of (i) the last date to which all rental payments have been made, or (ii) the latest of the date of termination of this Lease, the date of reentry, or the date through which monthly deficiencies shall have been paid in full (conclusively presuming the Additional Rent to be the same as payable for the year immediately preceding such termination or reentry), exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted at the rate of 6% per annum to present worth (except that Landlord shall not be entitled to collect for the same period under both this Paragraph and Paragraph C above); and

            (f) In no event shall Tenant be entitled (i) to receive any excess of any Net Rent under subdivision (c) over the sums payable by Tenant to Landlord hereunder or (ii) in any suit for the collection of damages pursuant to this Section, to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and the expenses of reletting.

            Section 18.05. A. If this Lease be terminated as provided in Article 17 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall reenter the Premises, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease:

            (a) That the Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which Tenant has agreed to surrender them to Landlord on the Expiration Date;

            (b) That Tenant, on or before the occurrence of any event of default hereunder, shall have performed every covenant contained in this Lease for the making of any Improvement to the Premises or for repairing any part thereof; and

            (c) That, for the breach of either Subdivision (a) or (b) of this Subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for agreed damages therefor, the then cost of performing such covenants, plus interest thereon at the Interest Rate for the period between the date of the occurrence of any event of default and the date when any such work or act should have been performed under the other terms of this Lease had such event of default not occurred.

            B. Each covenant contained in this Section except as expressly set forth herein shall be deemed separate and independent, and not dependent on any other term of this Lease.

            C. Tenant shall have no right whatsoever to hold over or remain in possession of any portion of the Premises beyond the Expiration Date of this Lease. If Tenant shall hold-over or remain in possession of any portion of the Premises beyond three (3) months after the Expiration Date of this Lease, Tenant shall be subject not only to a summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to relet the Premises (or any part thereof). All damages to Landlord my reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any Summary Proceedings against Tenant.

            Section 18.06. Except as expressly set forth, nothing herein contained shall be construed as limiting the recovery by Landlord against Tenant of any sums or damages to which Landlord may lawfully be entitled by reason of any default hereunder.

            Section 18.07. Except as expressly set forth, each right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right provided for in this Lease or now or hereafter existing at law or in equity exercise or beginning of the exercise by Landlord of any one or more of such rights shall not preclude the exercise by Landlord of any other rights provided for in this Lease or now or hereafter existing.

            Section 18.08. Without limiting any of the provisions of Section 17.01, if pursuant to the Bankruptcy Code of 1978, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 22, Tenant agrees that adequate assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Fixed Rent then reserved hereunder plus an amount equal to all Additional Rent payable under Articles 6, 7, 45 or other provisions of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. Adequate assurance shall mean that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least fifteen (15) times the aggregate of the annual Fixed Rent reserved hereunder plus all Additional Rent for the preceding calendar year as aforesaid.

                                   ARTICLE 19

                   Curing Tenant's Defaults; Fees and Expenses


            Section 19.01. If Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed, Landlord, without thereby waiving such default, may, but shall not be obligated to, perform the same for the account and at the expense of Tenant, without notice in case of emergency and upon thirty (30) days' prior notice in all other cases. Landlord may enter the Premises at any time to cure any default. Notwithstanding the foregoing, and except in so long as Tenant is diligently in the process of curing the default Landlord shall not enter Tenant's space or act to cure the default. Bills for any expenses incurred by Landlord in connection with any such performance or involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law, including reasonable attorneys fees and any cost, expense and disbursement involved in instituting and prosecuting summary proceedings (provided that Landlord shall be successful in prosecuting any proceeding to be entitled to such reasonable attorneys fees), as well as bills for any property, material, labor or services provided, furnished or rendered, shall be paid by Tenant as Additional Rent twenty (20) days after demand.


            Section 19.02. In the event that Tenant is in arrears in payment of rent beyond any applicable notice and grace period, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items men owing by Tenant as Landlord sees fit, irrespective of any designation by Tenant as to the items against which any such payments shall be credited.

                                   ARTICLE 20

                        Non-Liability and Indemnification

            Section 20.01. Neither Landlord nor Landlord's agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Premises. Tenant shall save and hold Landlord, Landlord's agents and the Paramount Lessor and their respective agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of any of Tenant's Property or of the property of any other person, irrespective of the cause of such injury, damage or loss unless due to the Landlord's wilful acts or the sole negligence of Landlord or Landlord's agents without contributory negligence on the part of Tenant, its employees, agents, subtenants, contractors, invitees or licensees. Landlord and Landlord's agents shall not be liable for any loss or damage to Tenant or Tenant's property even, to the extent of Tenant's insurance coverage, if due to the negligence of Landlord or Landlord's agents. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be acting as Tenant's agent with respect to such property and neither Landlord nor Landlord's agents shall be liable for any loss of or damage to any such property.



            Section 20.02. Neither any (a) performance by Landlord, Tenant or others of any repairs or Improvements on or to the Real Property, Building Equipment or Premises, (b) failure of Landlord or others to make any such repairs or Improvements, (c) damage to the Building Equipment, Premises or Tenant's Property, (d) injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, (e) latent defect in the Building, Building Equipment or Premises, (f) temporary or permanent covering or bricking up of any windows of the Premises to comply with any Legal Requirements nor (g) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (f) shall impose any liability on Landlord to Tenant. No representation is made that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant's Property or the property of any other person. Landlord reserves the right to modify such communications or security systems or procedures without liability, provided that the resulting security systems or procedures are at least equal to the prior security system or procedures.


            Section 20.03. Tenant hereby indemnifies Landlord against liability in connection with or arising from (a) any default by Tenant in the performance of any provisions of this Lease, and/or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming by, through or under Tenant, and/or (c) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, employees, invitees or licensees of Tenant or any such person, in or about the Premises or the Real Property either prior to, during or after the expiration of the Term.

            Section 20.04. Tenant shall pay to Landlord as Additional Rent, twenty (20) days after demand, sums equal to all losses and other liabilities referred to in Section 20.03.

                                   ARTICLE 21

                                    Surrender

            Section 21.01. On the Expiration Date or upon sooner termination of this Lease or upon any re-entry by Landlord upon the Premises, Tenant shall, at its sole cost and expense, quit, surrender, vacate and deliver the Premises to Landlord "broom clean" and in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all Improvements which have been made upon the Premises (except as otherwise provided for in this Lease). Tenant may remove from the Real Property any or all of Tenant's Property, the UPS system and/or the Generator and the Antenna and shall remove all personal property and personal effects of all persons claiming through or under Tenant, and shall repair all damage to the Premises and the Real Property occasioned by such removal, or in the alternative elect to pay Landlord the cost if repair of such damage.

            Section 21.02. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article.


              Section 21.03. Any personal property which shall remain in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than 20 days after the termination of the Lease, promptly remove from the Building any personal property at Tenant's own cost and expense. If such personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, moving and storage, arrears of rent and any damages to which Landlord may be entitled. Any excess proceeds shall be the property of Landlord. Any expense incurred by Landlord in removing or disposing of such personal property shall be reimbursed to Landlord by Tenant as Additional Rent on demand.


            Section 21.04. If the Premises are not surrendered upon the date which is three (3) months after the termination of this Lease, in addition to Landlord's other remedies hereunder, Tenant hereby indemnifies Landlord and holds it harmless against any loss and/or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or prospective tenant founded upon such delay, or any loss of a prospective tenancy relating to such delay.

            Section 21.05. In the event Tenant remains in possession of the Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental equal to the greater of 1-1/2 times the Fixed Rent plus Additional Rent payable during the last month of the Term and the then fair market value of the Premises as reasonably determined by Landlord, subject to all of the other terms of this Lease Insofar as the same are applicable to a month-to-month tenancy.

            Section 21.06. Tenant's obligations under this Article shall survive the termination of this Lease.

                                   ARTICLE 22

                     Assignment, Mortgaging and Subletting

            Section 22.01. Neither this Lease nor any part hereof, nor the interest of Tenant In any sublease or the rentals thereunder, shall, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered, or otherwise transferred by Tenant, Tenant's legal representatives or successors in interest, and neither the Premises nor any part thereof nor any Tenant's Property shall be encumbered in any manner by reason of any act or omission on the part of Tenant, or anyone claiming under or through Tenant, or shall be sublet or be used, occupied, or utilized for desk space (except by such individual of a "related corporation" as defined in Section 22.03) or for mailing privileges by anyone other than Tenant, without the prior consent or Landlord, except as expressly otherwise provided in this Article. A transfer of more than fifty percent (50%) in interest of Tenant (whether stock, partnership interest, or otherwise) by any party(s) in interest shall be deemed an assignment of this Lease, provided, however, that Landlord's consent shall not be required and Section 22.06(a) (iv) shall not be applicable to a bona fide transaction which is not for the principal purpose of transferring this Lease.



            Section 22.02. If this Lease be assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, if any, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy, or collection or application of rent shall be deemed a waiver of any of the provisions of Section 22.01, or the acceptance of the assignee, subtenant, or occupant as a tenant, or be deemed to relieve, impair, release, or discharge Tenant of its obligations fully to perform the terms of this Lease on Tenant's part to be performed. The consent by Landlord to an assignment, transfer, encumbering, or subletting pursuant to any provision of this Lease shall not in any way be deemed consent to any other or further assignment, transfer, encumbering or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall include, without limitation, subtenants, licensees and others claiming under Tenant or under any subtenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or on any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or the Premises, or be deemed to constitute, or serve as a substitute for, any consent of Landlord required under this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proposed assignment or sublease, including the costs of making investigations as to the acceptability of a proposed subtenant or assignee.


            Section 22.03. Provided Tenant is not in monetary or other material default in any of its obligations under this Lease, beyond any applicable notice and grace period Tenant may, without Landlord's prior consent, after notice to Landlord, sublet all or part of the Premises to any corporation or other business entity which controls, is controlled by, or is under common control with Tenant (herein referred to as a "related corporation") for any of the purposes permitted to Tenant, but only for such period as such related corporation or other business entity continues to control, continues to be controlled by or remains under common control with Tenant, subject, however, to compliance with Tenant's obligations under this Lease. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entity.

            Section 22.04. Provided that Tenant shall not be in monetary or other material default in any of the terms of this

Lease beyond any applicable notice and grace period, Tenant may, without Landlord's prior consent, after notice to Landlord, assign its entire interest in this Lease to a "successor corporation". A "successor corporation" as used in this Lease shall mean (a) a corporation into which or with which Tenant, its corporate successors or assigns, is merged or consolidated in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (b) a corporation acquiring this Lease and the Term and the estate hereby granted, the goodwill and all or substantially all of the operating assets (other than capital stock of such acquired corporation) of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors or assigns, or (c) any corporate successor to a successor corporation becoming such by either of the methods described in subdivisions (a) and (b) above; provided that, (i) immediately after giving effect to any such merger or consolidation, or such acquisition or assumption, as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization, and net worth, similarly determined, equal to or greater than that of Tenant at the beginning of the Term or of Tenant, its corporate successors or assigns, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be, whichever is the greater, or (ii) Tenant shall deliver to Landlord together with such notice of the proposed transaction a Letter of Credit pursuant to Article 36 in an amount equal to eighteen (18) months of the then Fixed Rent and Additional Rent. Notwithstanding the foregoing, such successor shall continue the same use of the Premises. In the event that the named Tenant assigns this Lease to a successor corporation in accordance with the terms and conditions of this section then in such event Tenant shall have no further liability accruing after the date of such assignment.


            Section 22.05. No assignment made pursuant to Section 22.04 and no assignment otherwise consented to by Landlord shall be valid unless, within ten
(10) days after the execution thereof, Tenant shall deliver to Landlord a duplicate original instrument of assignment and assumption in form and substance satisfactory to Landlord, duly executed by Tenant and by the assignee, in which such assignee shall assume performance of all of the provisions of this Lease.


            Section 22.06. (a) Notwithstanding anything contained in Sections
22.01 and 22.02 to the contrary, but subject to the rights of Tenant under Sections 22.03 and 22.04, in the event that at any time Tenant desires to sublet all or any part of the Premises or to assign its interest in this Lease, Tenant:


                  (i) shall submit to Landlord the name and address of the proposed subtenant or assignee, a detailed description of such person's business, character and financial references (including its most recent balance sheet and income statements certified by its chief financial officer or a certified public accountant), and any other information reasonably requested by Landlord.


                  (ii) shall submit to Landlord a written bona fide offer letter executed by the president or managing partner of the proposed assignee or sublessee setting forth the material terms of said offer (including the rental rate, term, any free rent period and work letter and the amount of commission) which shall be conditioned on Landlord's consent thereto, and
      (b) an agreement by Tenant to indemnify

      Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or sublessee, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                  (iii) in the case of a proposed sublease, shall by such request grant Landlord the option, to be exercised within fifteen (15) days after receipt of all items to be submitted by Tenant pursuant to this
      Section 22.06(a), either (a) to cancel and terminate this Lease if any such proposed sublease is for all or substantially all of the Premises, or
      (b) if any such proposed sublease shall be for lees than all or substantially all of the Premises to cancel and terminate this Lease only as to such portion of the Premises, to take effect as of the commencement date of such proposed sublease. If Landlord does not exercise such option with respect to a specific proposed sublease then Landlord shall not have the right to exercise such option with respect to any other proposed subleasee for one hundred twenty (120) days from the end of the fifteen
      (l5) day election period.

            In the event that Landlord exercises its option under this Section 22.06(a) (iii) and enters into a written sublease of the Premises to Tenant's specific proposed subleasee as set forth in said written offer letter pursuant to Section 22.06(a) (ii) hereof, then in such event Tenant shall be entitled to receive from Landlord when and if received by Landlord an amount equal to (i) the difference between (x) the rental rate received by Landlord from such sublessee but in no event more than thirty five dollars ($35) per rentable square foot and (y) the rental rate hereunder of twenty-eight dollars and forty cents ($28.40) per rentable square foot from the Rent Commencement Date until March 31, 1998 and (ii) the difference between (x) the rental rate received by Landlord from such sublessee but in no event more than thirty nine dollars ($39) per rentable square foot and (y) the rental rate hereunder of thirty-two dollars and forty cents ($32.40) per rentable square foot from April 1, 1998 through the last day of the initial Term until the Expiration Date of March 31, 2003. If Landlord exercises its option under this Section 22.06(a) (iii) and subleases the Premises to any party other than such sublessee which makes such written offer under Section 22.06(a)(ii), then in any such event Tenant shall not be entitled to any payment or consideration whatsoever.


                  (iv) in the case of a proposed assignment of this Lease, shall be deemed to have granted Landlord the option, to be exercised within fifteen (15) days after receipt of all items to be submitted by Tenant pursuant to this Section 22.06(a), to terminate this Lease (except in the event of an assignment to a "successor corporation" pursuant to Section 22.04). No assignment of part of the Premises shall be permitted. If Landlord does not exercise such option with respect to a specific proposed assignee then Landlord shall not have the right to exercise such option with respect to any other proposed assignee for one hundred twenty (120) days from the end of the fifteen (15) day election period.


            (b) Subject to Section 22.06(a)(iii), if Landlord shall elect to terminate this Lease in whole or in part, Landlord shall be free to, and shall have no liability to Tenant if Landlord should, lease the Premises (or such part thereof) to Tenant's prospective assignee or subtenant. If this Lease is terminated as to part of the Premises pursuant hereto, Tenant shall vacate and surrender such part of the Premises and (i), at Tenant's sole cost and expense, shall (a) make such alterations as may be required physically to separate such surrendered space from the remainder of the Premises and to comply with all Legal Requirements and Insurance Requirements, and install all other equipment or facilities which may be required in order to use such portion as a unit separate from the remainder of the Premises and (b) repair or restore to tenantable condition any part of the remainder of the Premises which is physically affected by such separation, if necessary; and (ii) Tenant shall afford Landlord and its tenants reasonably appropriate means of ingress and egress to and from such surrendered space; and (iii) in the event of a partial termination Landlord and Tenant shall execute and deliver a supplementary agreement modifying this Lease, as of the day following such surrender, by eliminating such surrendered space from the Premises, reducing the Rent allocable to the remaining Premises pro rata and appropriately modifying the other terms of this Lease to reflect the elimination of such surrendered space from the Premises.

            (c) In the event Landlord does not exercise its option to terminate this Lease in whole, or in part with respect to such portion of the Premises proposed to be subleased or assigned, within the fifteen (15) day period specified in Section 22.06(a), Landlord's consent to the subletting of such space, or assignment, as the case may be, shall not be unreasonably withheld and Landlord shall act on such request within thirty (30) days, and if Landlord has not responded within thirty (30) days, such sublease or assignment shall be deemed approved. However, Landlord shall not, in any event, be obligated to consent to any sublease or assignment of this Lease unless:


            (i) In the reasonable judgment of Landlord, the proposed subtenant or assignee, as the case may be, is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the Building, and the nature of the proposed subtenant's or assignee's business and its reputation is in keeping with the character of the Building and its tenancies. Notwithstanding the foregoing, subject to
      Section 22.10, (i) in the event that the proposed sublease covers not more than 29,000 rentable square feet of the Premises then in such event Landlord shall not consider the financial worth of the proposed subtenant, provided, that Tenant shall deliver to Landlord together with the information required under Section 22.06 (a)(i) a Letter of Credit pursuant to Article 36 in an amount equal to six (6) months of the then Fixed Rent and Additional rent and (ii) in the event that the proposed sublease covers more than 29,000 rentable square feet of the Premises then in such event Landlord shall not consider the financial worth of the proposed subtenant, provided, that Tenant shall deliver to Landlord together with the information required under Section 22.06(a)(i) a Letter of Credit pursuant to Article 36 in an amount equal to twelve (12) months of the then Fixed Rent and Additional Rent;


            (ii) The purposes for which the proposed subtenant or assignee intends to use the Premises or the applicable portion thereof are uses expressly permitted by this Lease;

            (iii) Tenant shall not have publicly advertised the Premises (but Tenant may list the Premises with brokers) for subletting or assignment, at a rental rate less than the greater of (y) the rent then payable hereunder for such space or (z) the rent at which Landlord is then offering to lease comparable space in the Building; however, tenant may negotiate and consummate a sublease or assignment at a lesser rate of rent insofar as permitted under the provisions of this Article;

            (iv) The proposed occupancy shall not increase the office cleaning requirements or impose a disproportionate burden upon the Building Equipment or Building services;

            (v) Any such subletting will result in there being no more than three (3)occupants (which term shall mean Tenant and all subtenants) on the floor on which the premises to be sublet are situated;

            (vi) The proposed sublease or assignment shall prohibit any further subletting;

            (vii) Tenant shall not be in monetary or other material default in the performance of any of its obligations hereunder beyond any applicable notice and grace period; and


            (viii) The proposed subtenant or assignee shall not then be a tenant in the Building or a related corporation of any other tenant (except Tenant), or a person then negotiating with Landlord for the rental of any space in the Building, unless Landlord has no comparably sized office space in the Building available for rent and does not anticipate having any comparably sized office space available for rent in the Building within 6 months.


            (d) In the event that Tenant fails to execute and deliver any assignment or sublease to which Landlord shall have consented within forty-five
(45) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of this Article before assigning this Lease or subletting all or any part of the Premises.


            Section 22.07. Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting and Tenant shall either (a) receive any consideration from its assignee (other than a successor or related corporation) in connection with the assignment of this Lease, Tenant shall pay over to Landlord one half (1/2) of such consideration as shall exceed the reasonable brokerage commissions and reasonable legal fees and reasonable advertising expenses incurred by Tenant for such assignment and any amount reasonably paid by the assignee for the purchase of Tenant's Property in the Premises, or (b) sublet the Premises to anyone (other than a related corporation) for rents which for any period shall exceed (i) the rental rate of thirty five dollars ($35) per rentable square foot from the Rent Commencement Date until March 31, 1998 (ii) the rental rate of thirty nine dollars ($39) per rentable square foot from April 1, 1998 through the last day of the initial Term until the Expiration Date of March 31, 2003 and during any Extension Term (as hereinafter defined) and (iii) thereafter during any Renewal Term (as hereinafter defined) the rents payable for the subleased space under this Lease, for the same period, Tenant shall pay Landlord, as Additional Rent, one-half (1/2) of any "net profits" (as hereinafter defined) that Tenant may derive from such subletting. The term "net profits" shall mean such excess consideration less only reasonable brokerage commissions and reasonable legal fees and reasonable advertising expenses incurred by Tenant for such subletting, and any free rent period spread ratably over the term of the subletting.


            Section 22.08. If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases of the Premises or any part thereof made by Tenant and to succeed to all the rights of Tenant in said subleases or such of them as it may eject to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary to confirm the vesting in Landlord of the then existing subleases. Every sublease of all or any portion of the Premises is subject to the condition, and by its acceptance and entry into a sublease each subtenant thereunder shall be deemed conclusively to have thereby agreed, that from and after the termination of this Lease or re-entry by Landlord hereunder, or if Landlord shall otherwise succeed to Tenant's estate in the Premises, such subtenant shall waive any right to surrender possession or to terminate the sublease by reason of the termination of the Lease, and, at Landlord's election, such subtenant shall attorn to and recognize Landlord as its landlord under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission, or negligence of Tenant as sublandlord under such sublease, (ii) be subject to any counterclaim, or offset which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease not approved by Landlord or by any previous prepayment of more than one
(1) month's rent and additional rent which shall be payable as provided in the sublease, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage or in the event of partial condemnation or (v) be obligated to perform any work in the subleased space, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically, upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in Section 8.07.



            Section 22.09. Anything herein contained to the contrary notwithstanding, Tenant shall have the right, with Landlord's consent, which consent shall not be unreasonably withheld or delayed, to sublease up to 4,500 rentable square feet of the Premises, in the aggregate, for a term not to exceed five (5) years, provided, that (i) the named Tenant is in actual occupancy (i.e.- exclusive of subtenants) of the remainder of the Premises and any such subletting shall not be to more than two (2) subtenants and (ii) Tenant shall comply with all of the provisions of this Lease, including this Article 22, except Section 22.06(a)(iii) hereof.


            Section 22.10. Landlord, after written request by Tenant, shall deliver to Tenant a subordination, non-disturbance and attornment agreement between Landlord and the subtenant, which non-disturbance agreement shall be in the form then customarily used by Landlord and reasonably approved by Tenant, providing in substance that so long as said subtenant is not in default under the sublease, then Landlord will not terminate the sublease or take any action to recover possession of the subleased premises, notwithstanding the termination of this Lease, subject to the following terms and conditions:

            1. The rent under such sublease shall be the greater of (a) the fair market rental value of the subleased premises or the rental rate for such space under this Lease (including Fixed Rent and Additional Rent), provided, that if the rent under such sublease is lower than the rental rate under this Lease then Tenant shall deliver to Landlord together with such written request for such non-disturbance agreement a Letter of Credit pursuant to Article 36 in an amount equal to the difference between (x) the rental rate under this Lease and (y) the rent under such sublease multiplied by (z) the number of years (or part thereof) of such sublease.

            2. Anything herein contained to the contrary notwithstanding, if Landlord shall deliver a non-disturbance agreement to a subtenant then Landlord shall have the absolute right to consider the financial worth of the proposed subtenant in connection with determining whether to grant its consent to a proposed subtenant.


            3. Landlord shall use Landlord's reasonable efforts (which shall mean that Landlord shall request same on behalf of Tenant) to deliver to such subtenant a non-disturbance agreement from the holder of any Paramount Mortgage or the landlord under any future Paramount Lease which non-disturbance agreement shall be in the form then customarily used by any institutional Paramount Mortgagee or an institutional Paramount Lessor or such form as shall be reasonably approved by Tenant. Any fees or costs (including attorneys fees and disbursements) imposed by the holder of any Paramount Mortgage or landlord under any Paramount Lease or its attorney in connection with the granting of any such non-disturbance agreement shall be paid by such subtenant within twenty (20) days after demand.


            4. The proposed sublease shall cover more than 10,000 rentable square feet of the Premises.


            5. Any fees or costs of Landlord (including attorneys fees and disbursements) in connection with such non-disturbance agreement shall be paid by such subtenant within twenty (20) days after demand.

                                   ARTICLE 23

                 Subordination and Attornment; Non-Disturbance


            Section 23.01. Subject to Section 22.03, this Lease and all rights of Tenant hereunder are subject and subordinate in all respects to (a) all future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Land and the Building or any portion thereof (collectively, including the applicable items set forth in Subdivision
(d) of this Section 23.01, the "Paramount Lease") whether or not the Paramount Lease shall also cover other lands or buildings, (b) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land, the Building, the Real Property or the Paramount Lease (collectively, including the applicable items set forth in Subdivisions (c) and (d) of this Section 23.01, the "Paramount Mortgage"), whether or not the Paramount Mortgage shall also cover other lands or buildings or leases, (c) each advance made or to be made under the Paramount Mortgage, and (d) all renewals, modifications, replacements, substitutions and extensions of the Paramount Lease and the Paramount Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if requested, that Landlord, the Paramount Lessor or the Paramount Mortgagee may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant. Any Paramount Mortgagee may elect that this Lease small have priority over such Paramount Mortgage and, upon notification thereof by such Paramount Mortgagee to Tenant, this Lease shall be deemed to have priority over such Paramount Mortgage, whether this Lease is dated prior to or subsequent to the date of such Paramount Mortgage. If, in connection with the obtaining, continuing or renewing of financing for which the Building, Land, Real Property or the interest of the lessee under the Paramount Lease represents collateral, in whole or in part, any bank, insurance company, pension fund or other lending institution shall request reasonable modifications of this Lease as a condition of its granting such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not increase the Fixed Rent, materially and adversely increase the obligations of Tenant hereunder or materially and adversely affect Tenant's rights hereunder. Tenant agrees that this Lease is, or may be, subject to the prior approval of the holder of any Paramount Mortgage now in existence or for which a written commitment has been issued. Approval of this Lease is required by the terms of the Paramount Mortgagee and such approval shall be obtained simultaneously with the execution and delivery of this Lease by Landlord and Tenant. Tenant agrees that it will give any Paramount Mortgagee requesting same, notice of any default by Landlord which might entitle Tenant to cancel this Lease, or abate any Rent payable hereunder (except as set forth in Section 12.06 hereof), and the opportunity to cure such default within forty-five (45) days thereafter or provided that such Paramount Mortgage has within such period advised Tenant of its intent to cure, has commenced such cure and thereafter diligently proceeds to cure, such longer period as may be reasonably necessary to effect such cure.

            Section 23.02. If, at any time prior to the termination of this Lease, the Paramount Lessor or Paramount Mortgagee, or any person, or such person's successors or assigns, who acquires the interest of Landlord under this Lease through foreclosure action or an assignment or deed in lieu of foreclosure (collectively "Successor Landlord") shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon request of any Successor Landlord to fully attorn, to and recognize any such Successor Landlord, as Tenant's landlord under this Lease upon the then executory terms of this Lease. The foregoing provisions of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Paramount Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon demand of any such Successor Landlord, Tenant agrees to execute instruments to evidence and confirm the foregoing provisions of this Section satisfactory to any such successor Landlord. Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, such appointment being coupled with an interest. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.


            Section 23.03. Simultaneously with the execution and delivery of this Lease by Landlord and by Tenant, Landlord shall deliver to Tenant a non-disturbance agreement with the holder of the existing Paramount Mortgage (John Hancock Mutual Life Insurance Company), which non-disturbance agreement shall be in substantially the form attached hereto as Exhibit F. Landlord shall obtain for the benefit of Tenant a non-disturbance agreement from the holder of any future Paramount Mortgage which non-disturbance agreement shall be in substantially the form attached hereto as Exhibit F or in the form then customarily used by any institutional Paramount Mortgagee or such form as shall be reasonably approved by Tenant. Landlord shall obtain for the benefit of Tenant a non-disturbance agreement from the landlord under any future Paramount Lease which non-disturbance agreement shall be in the form then customarily used by any institutional Paramount Lessor or such form as shall be reasonably approved by Tenant. Any fees or costs (including attorneys fees and disbursements) imposed by the holder of the existing Paramount Mortgage in connection with those portions of Paragraph 4 of the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit F relating to the cooperation by the Paramount Mortgagee shall be paid by Tenant within twenty (20) days after demand.

                                   ARTICLE 24

                          Access; Change in Facilities

            Section 24.01. All parts (except non-glass surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, atrium access ways to atria not within any tenant's premises, terraces, stairs, landings and roofs adjacent to the Premises, all space in or adjacent to the Premises used for columns, shafts, stacks, stairways, risers, elevator shafts and machinery, conduits, air conditioning rooms, Telephone rooms, fan rooms, heating, ventilating, air conditioning, plumbing, electrical and other mechanical facilities, service closets and other Building Equipment, and the use thereof, as well as access thereto through the Premises for the purposes of operation, decoration, cleaning, maintenance, safety, security, alteration and repair, are hereby, subject to Tenant's rights expressly set forth in the Work Letter, exclusively reserved to Landlord. Landlord reserves the right, at any time, without incurring any Liability to Tenant therefor, to make such changes in or to the Building and the Building Equipment, as well as in the entrances, doors, lobbies, plaza areas, atria not within any tenant's premises, corridors, elevators, Building stairs, landings, toilets and other public parts of the Building not within the Premises, as it may deem necessary or desirable, provided any such change (a) does not unreasonably deprive Tenant of access to the Premises, (b) does not materially and adversely interfere with the use of the Premises or the services furnished to the Premises for an unreasonable length of time, and (c) does not reduce the area of the Premises in excess of 1/2% (provided that any such reduction in space shall be accompanied by an appropriate adjustment in rent).

            Section 24.02. Landlord may install, use, control and maintain pipes, fans, ducts, wires and conduits within or through the Premises, or through the walls, columns and ceilings therein, provided that the installation work will not unreasonably interfere with Tenant's use and occupancy of the Premises, or reduce the floor area thereof by more than l/2% (provided that any such reduction in space shall be accompanied by an appropriate adjustment in rent). Where access doors are required in or adjacent to the Premises for mechanical trades, Landlord shall furnish them and have all keys to such access doors. Tenant shall cooperate with Landlord in the location of Landlord's access doors for such facilities.


            Section 24.03. Landlord or Landlord's agents shall have the right after notice to Tenant (except in an emergency) to enter the Premises at all reasonable times, whether or not during normal business hours, for any of the purposes specified in this Article and (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right reserved to Landlord in this Lease; (b) during business hours (as herein defined) to exhibit the Premises to others within the last twelve (12) months of the Term or in connection with the sale or lease or mortgage of the Building;
(c) to make or cause to be made such repairs or Improvements, or to perform such maintenance, including the maintenance of Building Equipment, as Landlord may deem reasonably necessary or desirable; (d) to take into and store upon the Premises all materials that may be required in connection with any such repairs, Improvements or maintenance of the premises; and (e) to alter, renovate and decorate the Premises if during the last month of the Term of this Lease Tenant shall have abandoned the Premises. If Tenant, its agents or employees shall not be present or shall not permit an entry into the Premises at any time when such entry shall be permissible, Landlord may use a master key or forcibly enter the Premises without any liability therefor.

            Section 24.04. Landlord or Landlord's agents shall have the right to permit access to the Premises at any time, whether or not Tenant shall be present, to any receiver, trustee, marshal or other person entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, any Tenant's Property or property of any, other occupant of the Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department or instrumentality of the borough, city, state or federal governments requiring access thereto under color of law. Nothing contained in, nor any action taken by Landlord under, this Section shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Premises.

            Section 24.05. Landlord reserves the right to light, from time to time, all or any portion of the outside of the Premises and any atrium at night for display purposes without paying Tenant therefor.

                                   ARTICLE 25

                              Inability to Perform

            Section 25.01. This Lease and the obligations of Tenant to pay rent and perform all of the terms of this Lease on the part of Tenant to be performed shall in no way be affected because Landlord is unable or delayed in fulfilling any of its obligations under this Lease by reason of Force Majeure, except as set forth in Section 12.06. Landlord shall be under no obligation to employ overtime labor in order to satisfy any of Landlord's obligations under this Lease, unless Tenant agrees to pay to Landlord for the marginal cost of such overtime labor and pays such cost for such work which has been performed within twenty (20) days after demand in which event Landlord shall employ such overtime labor which has been performed to make necessary repairs or restore necessary services.

                                   ARTICLE 26

                                     Waiver

            Section 26.01. In the event Landlord commences any summary proceeding (whether for non-payment of rent, or for Tenant's holding-over, or otherwise), or an ejectment action to recover possession of the Premises, or other action for non-payment of rent, Tenant covenants and agrees that it will not interpose any counterclaim in any such action or proceeding, or seek by consolidation or otherwise to interpose any counterclaim unless the failure to impose such counterclaim shall constitute a waiver. To the extent permitted by applicable law, Tenant hereby waives trial by jury and agrees that Tenant shall not interpose any counterclaim of whatsoever nature or description in any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. Any claim that Tenant may have against Landlord shall be separately prosecuted unless the failure to impose such claim shall constitute a waiver. The provisions of this Article shall survive the breach or termination of this Lease.

                                   ARTICLE 27

                                No Other Waiver

            Section 27.01. The failure of Landlord to insist in any instance upon the strict performance of any term of this Lease, or to exercise any right herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such obligation or such right, out the same shall continue and remain in full force and effect with respect to any continuance thereof or any subsequent breach, act or omission.

            Section 27.02. The following specific provisions of this Section shall not limit the generality of the provisions of this Article:

            (a) No agreement to accept a surrender of all or any part of the Premises or this Lease shall be valid unless in writing and signed by Landlord. No delivery of keys to the Premises by Tenant to Landlord shall operate as a termination of this Lease or a surrender of the Premises or this Lease.

            (b) The receipt or acceptance by Landlord of rent with knowledge of breach by Tenant of any term of this Lease shall not be deemed a waiver of such breach.

            (c) No payment by Landlord or Tenant or receipt by Landlord or Tenant of a lesser amount than the correct rent or the amount shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any accompanying letter be deemed to effect or evidence an accord and satisfaction, and Landlord and Tenant may accept such check or payment without prejudice to Landlord's or Tenant's right to recover the balance or pursue any other right.

            (d) Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or in any subsequent collateral instrument or that Landlord may otherwise have, to terminate this Lease or any renewal or extension of the term either during the original Term or during the renewed or extended term. Any renewal or extension right granted to Tenant shall be personal to Tenant and may not be exercised by any assignee (except a "successor corporation"). Any termination of this Lease shall serve to terminate any such renewal or extension of the Term, whether or not Tenant shall have exercised any option to renew or extend the Term. No option granted to Tenant to renew or extend the Term shall be deemed to give Tenant any further option to renew or extend. Any option to renew or extend granted to Tenant shall immediately cease, terminate and expire if Tenant shall be in default under Section 17.01A(a) or (b) beyond any applicable notice and grace period.

                                   ARTICLE 28

                                  Arbitration

            Section 28.01. The parties have not agreed to the determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically provided for in this Lease.

            Section 28.02. The party desiring arbitration shall give notice to that effect to the other party and shall advise the American Arbitration Association of such determination and arbitration shall proceed before a single arbitrator under the rules thereof then obtaining.

            Section 28.03. The arbitrator shall be a fit and impartial person who shall have bad at least fifteen (15) years' experience in the County of New York in a calling connected with the matter of the dispute.

            Section 28.04. The arbitration shall be conducted, in accordance with the then rules of the American Arbitration Association (or any organization successor thereto) in New York County before a single arbitrator which shall be selected by mutual agreement of the parties hereto within thirty (30) days of the date any notice is sent under this Article and if the parties shall fail to agree then the arbitrator shall be selected by the American Arbitration Association in accordance with said rules. The arbitrator shall render its decision and award, within thirty (30) days after being selected as an arbitrator. Such decision and award may not vary the terms of this Lease and shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. Judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction.

            Section 28.05. The parties shall pay the fees and expenses of the arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne equally by the parties.

            Section 28.06. Notwithstanding the provisions of this Article, if any delay in complying with any requirement of this Lease by Tenant might subject Landlord to any fine or penalty, or to prosecution for a crime, Landlord may exercise its right under Article 19 to remedy such default and in such event the sole question to be determined by the arbitrators under this Article shall be whether Tenant is liable under Article 19 for Landlord's costs and expenses of curing such default.

                                   ARTICLE 29

                                Quiet Enjoyment

            Section 29.01. If, and so long as, Tenant pays the rent and keeps, observes and performs each and every provision of this Lease on the part and on behalf of Tenant to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the Term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease.

                                   ARTICLE 30

                             Rules and Regulations


            Section 30.01. Tenant and its employees, agents, invitees, legal representatives and licensees shall faithfully observe and strictly comply with, and shall not permit violation of, the Rules and Regulations annexed hereto as Exhibit E, and such reasonable changes therein as Landlord hereafter may make and communicate to Tenant ("Rules and Regulations"). Tenant's right to dispute the reasonableness of any additional Rules and Regulations shall be deemed waived unless asserted to Landlord within thirty (30) days after Landlord shall have given Tenant notice of the adoption of any such additional Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule or Regulation, or any term, covenant or condition of any other lease, against any other tenant.


            Section 30.02. Notwithstanding anything to the contrary in any of the Rules and Regulations, whenever Landlord shall claim by notice to Tenant that Tenant is violating any of the provisions of the Rules and Regulations, and Tenant shall in good faith dispute such claim to Landlord within thirty (30) days after service of Landlord's notice of the violation, the dispute shall be determined by arbitration pursuant to Article 28.


                                   ARTICLE 31

                       Building Name; Building Directory

            Section 31.01. The Building may be designated and known by any name or address Landlord may choose and such designated name or address may be changed from time to time in Landlord's sole discretion, provided, however, that Landlord shall not name the Building after the name of another tenant in the Building which has leased from Landlord less rentable square feet than Tenant.

            Section 31.02. Landlord, on Tenant's request, shall maintain listings on the Building directory of the names of Tenant, its organizational divisions and any other persons or business entities lawfully occupying the Premises or any part thereof, and the names of any of their officers and employees, provided, that such listings do not exceed fifty (50) lines on the Building directory in the aggregate. The listing of any name other than that of Tenant on the Building directory or on any of the doors of the Premises or elsewhere in or about the Building or the Premises shall not be deemed to vest in the person or entity so listed any right or interest in the Lease or in the Premises or to constitute any consent of Landlord required under the Lease, or a waiver thereof.

                                   ARTICLE 32

                         Shoring; No Dedication; Hoists

            Section 32.01. If any excavation or other construction work shall be undertaken or authorized upon land near or adjacent to the Building or in any areas beneath the Building or in subsurface space adjacent to said areas, Tenant, without liability on the part of Landlord therefor, shall afford Landlord or the person causing such excavation or other construction work license to enter upon the Premises for the purpose of doing such work as Landlord or such person shall deem necessary to protect any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning.

            Section 32.02. Any blasting or other noise from any demolition, excavation and/or construction work adjoining or in the vicinity of the Building shall not constitute a basis for any reduction in rent or any other claims.

            Section 32.03. Landlord shall have the right to erect any gate, chain or other obstruction, or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

                                   ARTICLE 33

                              Notice of Accidents

            Section 33.01. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises, the Building or the Building Equipment, for the repair of which Landlord might be responsible or which constitutes Landlord's property. Such notice shall be given by telegram or personal delivery to the address of Landlord then in effect for notices.

                                   ARTICLE 34

                              Hazardous Substances

            Section 34.0l.A. Landlord represents that there is no asbestos in the Premises on the date hereof and in the event that asbestos does exist in the Premises on the date hereof, then it shall be removed by Landlord at its expense. During the Term of this Lease, Landlord shall not introduce into the Premises any substance currently designated as a Hazardous Substance (as hereinafter defined) on the date hereof and if any such substance is introduced into the Premises by Landlord then Landlord shall remove same at Landlord's sole cost and expense. Landlord shall indemnify and hold Tenant harmless from and against any and all damages, liabilities, claims and expenses (including reasonable attorneys fees) resulting from a breach by Landlord under this Paragraph and from the existence in the Premises on the date hereof of any substance currently designated as a Hazardous Substance on the date hereof, subject to Paragraph C below.

            B. Tenant covenants that all activities undertaken on or about the Premises shall not violate any applicable federal, state or local statutes, rules or regulations whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments (hereinafter collectively referred to as "statutes, rules or regulations"), governing the use, storage, transportation and disposal of any Hazardous Substances. As used in this Article, "Hazardous Substances" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. ss.9601 et seq., and the Resource Conservation and Recovery Act ("RCA") as amended, 42 U.S.C. ss.6901 et seq. Landlord shall have the right, at Tenant's expense, to monitor compliance with such statutes, rules and regulations and Landlord shall have the right to require Tenant and any subtenant, assignee, licensee, occupant or user of the Premises to demonstrate to Landlord and to any Superior Mortgagee that the practices designed to ensure the safe and legal use of any Hazardous Substances on or about the Premises have been properly implemented in accordance with all statutes, rules and regulations. Tenant further covenants and agrees to indemnify, protect and save Landlord and any mortgagee harmless from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind or any nature whatsoever (including, without litigation, reasonable attorneys, and experts, fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord and any mortgagee and arising from or out of any Hazardous Substances on, in, under or affecting all or any portion of the Building or Premises, introduced by, or on behalf of Tenant, any subtenant, assignee, licensee, occupant or user of the Premises, including, without limitation (i) the costs of handling, storage and disposal of any and all Hazardous Substances form all or any portion of the Building or Premises, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Substances on, in, under or affecting the Building or Premises, into the air, any body of water, any other public domain or any surrounding areas and (iii) any costs incurred to comply, in connection with all or any portion of the Building or Premises, with all applicable statutes, rules and regulations with respect to Hazardous Substances.

            C. Notwithstanding the foregoing, (i) Tenant shall have the right, in a safe manner and in compliance with any applicable Legal Requirements, to have small amounts of cleaning material or office chemicals commonly used in offices in quantities normally used and stored in offices, substances in UPS systems and fuel and lubricant for Tenant's generating system, chemicals used as water treatment in Tenant's air conditioning systems and reasonable supplies thereof and (ii) Landlord shall have the right to have small amounts of cleaning materials or office materials and other materials and substances commonly used in office buildings. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 35

                                   Brokerage

            Section 35.01. Tenant represents that in the negotiation of this Lease it dealt with no broker(s) other than The Peregrine White Company, Inc. (the "Broker") and no other broker participated in bringing about this Lease. Tenant hereby indemnifies and agrees to defend and hold Landlord harmless against any claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representation. The parties hereto acknowledge that the Broker will be paid a commission in accordance with separate agreements. Landlord represents that to the best of Landlord's knowledge, it has not dealt with any broker other than the Broker in connection with this Lease.

                                   ARTICLE 36

                                Letter of Credit


            Section 36.0l.A. In the event that Tenant shall deliver to Landlord, a letter of credit pursuant to any of the provisions of this Lease, then in any such event such letter of credit shall be an unconditional, irrevocable, negotiable, commercial Letter of Credit in the form of Exhibit G attached hereto (hereinafter called the "Credit") which Credit shall be issued by a bank which is a member of the New York Clearing House Association with assets of net less than one billion dollars ($1,000,000,000) and which bank is reasonably acceptable to Landlord, naming Landlord (or its successor as Landlord) as beneficiary and authorizing the beneficiary to draw on the bank in said amount, or any portion thereof, available by the beneficiary's sight draft, together with a statement that said Credit is being drawn in connection with this Lease, without presentation of any other documents, statements or authorizations. The Credit shall be in form, satisfactory, to Landlord's lending institutions and for a term of one (1) year. The Credit shall be transferable and Tenant shall pay any reasonable transfer fee imposed by the bank in connection with any such transfer. The bank shall further agree with drawers, endorsers, and all bona fide holders that drafts drawn under and in compliance with the terms of the Credit will be duly honored upon presentation to the bank at its main office located in New York, New York. The Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) International Chamber of Commerce Publication No.400, as may be hereafter amended. If the credit is not reasonably satisfactory to Landlord, Tenant may not take any action which is predicated on the delivery of the Credit. Tenant shall not interfere with Landlord's drawing of the Credit from the Bank issuing such Credit and Tenant shall hold Landlord harmless from such interference, provided, that noticing herein shall be deemed to waive any right of Tenant to dispute the propriety of Landlord's draw of the Credit subsequent to such draw.

            If the credit and/or the proceeds of all or part of said Credit become less than the full amount of the Credit herein required for such one (1) year period, then and in such event Tenant shall, upon demand, deposit with Landlord the amount of any Credit theretofore used or applied by Landlord pursuant to the terms hereof in order that Landlord shall have the full amount of the Credit on hand at all times during the term of this Lease.

            Unless the Credit has theretofore been returned to Tenant as provided in Paragraph B below, it shall be the obligation of Tenant to deliver to Landlord at least forty-five (45) days prior to the expiration date of the then existing Credit, a renewal or extension of said Credit or a substitute Credit (each fully complying with the foregoing). If for any reason Landlord has not received such renewal or extension or substitute Credit within forty-five
(45) days prior to the expiration date of the then existing Credit, then and in such event Landlord shall be free to draw on the Credit and hold and use and apply the proceeds thereof in accordance with the provisions of this Lease. The failure of Tenant to comply with the provisions of this Article shall be deemed to be a material breach of Tenant's obligations under this Lease and in such event Landlord shall be entitled to pursue all available remedies in accordance with the terms of this Lease.

            B. In the event that Landlord is entitled to draw on the Credit, Landlord may use, apply or retain the whole or any part of the Credit, as the case may be, to the extent required for the payment amounts owing under this Lease which have been paid pursuant hereto. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the Credit or the proceeds thereof held as security; to the vendee or lessee and Landlord shall immediately be released by Tenant from all liability for the return of such Credit or the proceeds thereof held as security; and Tenant agrees to look solely to the new owner or landlord for the return of said Credit or the proceeds thereof held as security; and it is agreed that the provisions hereof shall apply of every transfer or assignment made of the Credit to a new owner or landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Credit and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or encumbrance.

                                   ARTICLE 37

                                Window Cleaning

            Section 37.01. Tenant will not require, permit, suffer or allow the cleaning of any window on the Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute thereto) unless the equipment and safety devices required by all Legal Requirements including
Section 202 of the New York Labor Law or any successor statute thereto are provided and used; and Tenant hereby indemnifies Landlord against liability as a result of the Tenant's requiring, permitting, suffering or allowing any window in the Premises to be cleaned from the outside in violation of any Legal Requirement. Tenant will in no event clean the glass within any atrium, notwithstanding that tenants on atrium floors will pay the cost of such cleaning as provided in Section 14.01B.

                                   ARTICLE 38

                                    Consents

            Section 38.01. Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, such consent shall also not be unreasonably delayed.

            Section 38.02. Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of a determination favorable to Tenant, the requested consent shall be deemed to have been granted; however, Landlord shall have no personal or other liability to Tenant for its refusal or failure to give such consent. The sole remedy for Landlord's unreasonably withholding or delaying of consent shall be as set forth in this Section.

                                   ARTICLE 39

                                    Notices

            Section 39.01. A. Except as otherwise expressly provided in this Lease or pursuant to any Legal Requirement, any bills, statements, notices, demands, requests, consents or other communications given or required to be given under or in connection with this Lease or pursuant to any Legal Requirement shall be effective only if in writing and

            (a) if to Tenant, then, at the option of Landlord,

                  (i) by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or other similar overnight courier service (except that any default notice hereunder shall be given by registered or certified mail rather than by Federal Express or other overnight courier service) addressed to Tenant's address as set forth in this Lease attn: General Counsel if mailed prior to time Rent Commencement Date or at the Building if subsequent to the Rent Commencement Date, with a copy for informational purposes only to Rogers & Wells 200 Park Avenue, New York, New York 10166 Attn:
                        Lewis Bart Stone, provided, that the failure to give a copy of any default notice shall not affect the validity thereof or to such other addresses as Tenant may designate for such purpose by like notice, or

            (b) if to Landlord, sent by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or other overnight courier service except that any default notice hereunder shall be given by registered or certified mail rather than by Federal Express or overnight courier service) addressed to Landlord's address as set forth in this Lease with a copy for informational purposes only to Barry M. Bernstein, P.C., 655 Madison Avenue, 19th Floor, New York. New York 10021, provided, that the failure to give a copy of any default notice shall not affect the validity thereof or to soon other or further address or addresses as Landlord may designate for such purpose by like notice; or

            (c) if to any other person, sent by registered or certified mail, return receipt requested and postage prepaid, addressed to such person's last known principal address or to such other address as soon person may designate to Landlord and Tenant as its address for such purpose by like notice.


            B. Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given three (3) business days after the date mailed.


            Section 39.02. A. Notwithstanding the provisions of Section 39.01, notices requesting after-hours services pursuant to Article 12 may be given by personal delivery to the Building manager or any other person in the Building designated by Landlord to receive such notices.

            B. If there occurs any strike or interruption of certified and registered mail service, notices may be given by telegram or personal delivery, but shall not be effective until personally received by an executive officer of a party which is a corporation, or a partner of a party which is a partnership, or a principal of any other entity.

                                   ARTICLE 40

                       Definitions; Construction of Terms

            Section 40.01. For the purposes of this Lease and all agreements supplemental to this Lease:

            (a) "Additional Rent" see Section 3.01A.

            (b) "Building" see Section 1.01.

            (c) "Building Equipment" shall mean all machinery, apparatus, equipment, personal property, fixtures and systems of every kind and nature whatsoever now or hereafter attached to or used in connection with the operation or maintenance of the Real Property, including all electrical heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning elevator and escalator systems, apparatus and equipment and any and all additions, renewals and replacements of any thereof, but excluding however, (i) Tenant's Property, (ii) property of any other tenant, (iii) property of contractors servicing the Building and
      (iv) improvements for water, gas, steam and electricity and other similar equipment owned by any public utility company or any government agency or body.

            (d) "Commencement Date" see Section 2.01.

            (e) "Expiration Date" see Section 2.01.

            (f) "Fixed Rent" see Section 3.01A.

            (g) "Fixtures" see Section 10.07.

            (h) "Force Majeure" shall mean any and all causes beyond Landlord's reasonable control, including, without limitation, delays caused by Tenant, other tenants, government regulation, governmental restriction, strike, labor jurisdictional disputes, labor dispute, riot, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, war, enemy action, civil commotion, fire or other casualty.

            (i) "Improvements" shall mean improvements, alterations, additions, installations, substitutions and betterments whether made by or on behalf of Landlord or Tenant, but shall not include decoration or redecorations made by Tenant, not requiring any building permit, or the addition or substitution or alteration of trading positions located on the existing raised floor area theretofore approved by Landlord.

            (j) "Insurance Requirements" shall mean all requirements and orders, rules, regulations, recommendations and other requirements of the New York Board of Fire Underwriters or the Insurance Service Office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Real Property.

            (k) "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the prime commercial lending rate of Chemical Bank, charged to its customers of the highest credit standing for 90-day unsecured loans, in effect from time to time or (b) the maximum applicable legal rate, if any. If Chemical Bank shall not have a prime rate, then, the prime rate charged by the largest asset commercial bank then headquartered and operating in New York State shall apply and obtain.

            (l) Intentionally deleted.

            (m) "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions, and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Real Property, Building Equipment or the Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

            (n) "Premises" see Section 1.01.

            (o) "Real Property" see Section 6.0l(a)(ii).

            (p) "Rules and Regulations" see Section 30.01 and Exhibit D.

            (q) "Paramount Lease" see Section 23.01.

            (r) "Paramount Lessor" shall mean the Lessor at any time under a Paramount Lease.

            (s) "Paramount Mortgage" see Section 23.01.

            (t) "Paramount Mortgagee" shall mean the holder at any time of a Paramount Mortgage.

            (u) "Successor Landlord" see Section 23.02.

            (v) "Tenant's Property" shall mean all fixtures, improvements, additions and other property (i) installed at the sole expense of Tenant,
      (ii) with respect to which Tenant has not been granted any credit, concession or allowance by Landlord, (iii) which are removable without material damage to the Premises and (iv) which are not replacements of any property of Landlord, whether any such replacement is made at Tenant's expense or otherwise.

            (w) "Term" see Section 2.01.

            (x) "Untenantable" shall mean that Tenant is unable to use any or all of the Premises in the regular course of its business.

            (y) "Work Letter" see Section 4.01 and Exhibit C.

            Section 40.02. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

            Section 40.03. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:


            (a) The terms "include," "including" and "such as" shall be construed as if followed by the phrase "without being limited to." The words "herein," "hereof," "hereby," "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.


            (b) The term "obligations of this Lease" and words of like import, shall mean the covenants to pay rent and to perform all of the other terms of this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

            (c) Intentionally Deleted.

            (d) The term "repair" shall be deemed to include restoration, rebuilding and replacement as may be necessary to achieve and maintain good working order and condition.

            (e) Intentionally Deleted.

            (f) The term "the terms of this Lease" or "the terms of this Article" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements of this Lease or such Article, as the case may be.

            (g) The term "Landlord's agents" shall be deemed to include all agents, contractors, and employees of Landlord.

            (h) The term "tenant" shall be deemed to include any and all occupants of the Building.

            (i) The term "consent" shall mean prior consent and approval, and the consent by either party to any particular action shall not in any way be considered as relieving the other party from obtaining the express consent to any subsequent or further action.

            (j) The words "Tenant hereby indemnifies Landlord against liability" and words of similar import shall mean that Tenant hereby agrees to and hereby does indemnify, defend, hold and save Landlord and Landlord's agents and their respective agents harmless from, and against any and all loss, cost, liability, claim, damage, fine, penalty and expense, including their respective reasonable attorneys' fees, costs and disbursements.

            (k) The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

            (l) Each term, covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent upon any of the other terms of this Lease unless otherwise expressly provided in this Lease. This Lease shall be construed without regard to any presumption or other rule requiring construction against the part causing this Lease to be drafted. In the event of any action, suit, arbitration, dispute or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of terms of this Lease contained in this Lease or an of this Lease and no such deletion or strike out shall be entered into evidence in any such action, suit arbitration, dispute or Proceeding nor given any weight therein.

            Section 40.04. The various terms which are defined in other Articles of this Lease or are defined in exhibits annexed hereto shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental hereto, unless the context clearly indicates the contrary.

            Section 40.05. The Article headings in this Lease and the Table of Contents to this Lease are inserted as a matter of convenience or reference, and are not to be given any effect in construing this Lease.

                                   ARTICLE 41

                        Estoppel Certificate; Memorandum


            Section 41.01. A. At any time and from time to time upon not less than ten (10) days' prior notice by Landlord or the Paramount Lessor or the Paramount Mortgagee to Tenant, Tenant shall, without charge, execute, acknowledge and deliver to Landlord a statement in writing in recordable form prepared by Landlord, addressed to such party as Landlord may designate (with such additions or changes as Landlord may reasonably request) or in form reasonably satisfactory to Landlord certifying (i) that this Lease is unmodified and in full force and effect or if there have been modifications that the same is in full force and effect as modified and stating the modifications), (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not, to the best knowledge of the signer of such certificate Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such default of which the signer may have knowledge, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any uncollected claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed and, if so, specifying the same and (vii) such further reasonable information with respect to the Lease or the Premises any institutional Paramount Mortgagee or any institutional Paramount Lessor may require, it being intended that any such statement delivered Pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or respective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage or lease thereof. At any time and from time to time upon not less than ten (10) days' prior notice by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a similar estoppel certificate in form reasonably satisfactory to Tenant.


            B. The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section within 30-days after notice shall constitute an acknowledgement by Tenant, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct. Notwithstanding such acknowledgment, Tenant shall, at Landlord's option, be in default hereunder for its failure to execute such statement.

            Section 41.02. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording setting forth only the matters required to be set forth pursuant to Section 291-c of the New York Real Property Law. Such memorandum shall not in any circumstance be deemed to change, or be deemed a construction of this Lease, or in the event of conflict control or otherwise affect any of the terms of this Lease. Tenant agrees not to record this Lease (whether directly or indirectly) or any other document related hereto other than any such memorandum, or a non-disturbance agreement relating to this Lease.

                                   ARTICLE 42

                                 Parties Bound

            Section 42.01. The terms of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 22 shall operate to vest any right in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 17.

            Section 42.02. A. The term "Landlord" shall mean only the owner at the time in question of the present Landlord's interest in the Building and in the event of a sale or transfer of the Building (by operation of law or otherwise), or in the event of the making of a lease of all or substantially all of the Building, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing, of all liability in respect of the performance of any of the terms of this Lease on the part of the Landlord thereafter to be performed; provided, that the purchaser, transferee or lessee (collectively "Transferee") shall be deemed to have assumed such liability and agreed to perform such terms, subject to the limitations of this Section and without further agreement between the then parties hereto, or among such parties and the Transferee) and only during and in respect of the Transferee's period of ownership of the Landlord's interest under this Lease.

            B. No recourse shall be had on any of Landlord's obligations under this Lease or for any claim based thereon or otherwise in respect thereof against any incorporator, subscriber to the capital stock, shareholder, employee, agent, officer or director, past, present or future, of any corporation, or any partner or joint venturer of any partnership or joint venture which shall be Landlord hereunder or included in the term "Landlord" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term "Landlord", whether directly or through Landlord or through any receiver, assignee, agent, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

            C. Tenant shall look only and solely to Landlord's estate and interest in and to the Building for the satisfaction of any right of Tenant arising out of this Lease, or for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, employees, officers, directors, partners, agents, principals (disclosed or undisclosed), joint venturers, or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the Premises or any other liability of Landlord to Tenant.

            Section 42.03. The term "Tenant" shall mean the Tenant herein named, the Tenant's legal representative, or any assignee or other successor in interest (immediate or remote) of the Tenant herein named.

            Section 42.04. Nothing contained in this Lease shall be deemed to confer upon any tenant (other than Tenant), or anyone claiming by, under or through any tenant (other than Tenant) any right to insist upon, or to enforce against Landlord or Tenant, the performance of any obligations hereunder.

                                   ARTICLE 43

                                Extension Option

            Section 43.01. If Tenant is not in default hereunder beyond any applicable notice and grace period, Tenant shall have the option to extend the term this Lease with respect to the then existing Premises (but not for part of the then existing Premises), from April 1, 2003 to July 31, 2003 (the "Extension Period"), upon the same terms and conditions as contained in this Lease (unless changed or modified mutual agreement) including the then escalated Fixed Rent. For the Extension Period, (i) the terms "Expense Base" for Expense Escalation and "Base Tax" for Tax Escalation, under Articles 6 and 7, each shall be deemed to have the same meaning as set forth herein (so that there will be no change or readjustment upon the beginning of the Extension Period); (ii) the Premises shall be delivered in its then "AS IS" condition, and (iii) this Lease, as extended, shall not contain the extension option provided in this Article.

            Section 43.02. The exercise of such option shall only be effective upon, and in strict compliance with, the following terms and conditions:

            1. Tenant shall on or before the date which is two (2) years from the date hereof (with time of the essence) give written notice to Landlord of its election to extend the Term of this Lease (the "Election Notice"). Time shall be of the essence in connection with the exercise of any election of Tenant hereunder.

            2. Tenant shall not be in default under any of the terms, covenants and conditions of this lease beyond any notice and grace period hereunder (i) at the time Tenant gives the Election Notice to Landlord, and (ii) on the first day of the Extension Period.

                                   ARTICLE 44

                             Limited Renewal Option

            Section 44.01. Subject to the rights of Debevoise & Plimpton under its lease with Landlord, if Tenant is not in default hereunder beyond any applicable notice and grace period, provided, that (i) Tenant has not subleased more than forty percent (40%) of the Premises, or (ii) Tenant is not in occupancy of the Premises and the entire Premises has been subleased to a single subtenant which subtenant is then in occupancy of one hundred percent (100%) of the then Premises so that there are not sub-subtenants, then in either such event, Tenant shall have the option to extend and renew the Term of this Lease with respect to the then existing Premises, for one (1) additional period of five (5) years (the "Renewal Term"), upon the same terms and conditions as contained in this Lease (unless changed or modified by mutual agreement) except that (i) the Fixed Rent for the Renewal Term shall be a sum equal to the fair annual market rental value of the Premises as of the first day of the Renewal Term, taking into account the rentals at which leases are being concluded for comparable space in the Building, taking into account the unique character, location and first-class operation of the Building, and in comparable buildings in the same rental area as the Building; (ii) for The Renewal Term, the terms "Expense Base" for Building Expense escalation and "Base Tax" for Tax Escalation, under Articles 6 and 7, each shall be deemed to have the same meaning as set forth herein so that there will be no change or readjustment upon the beginning of the Renewal Term, which base periods shall be taken into account in determining the fair annual market rental rate for the Premises;
(iii) the Premises shall be delivered in its then "AS IS" condition, and (iv) this Lease, as extended, shall not contain the renewal option provided in this Article. Anything herein contained to the contrary notwithstanding, Tenant's limited renewal option is conditional and is subject and subordinate to the Premises being available and not then elected to be rented by Debevoise & Plimpton pursuant to its rights granted to it in its lease with Landlord. Tenant hereby acknowledges that Debevoise & Plimpton has such prior right to rent the Premises and that Tenant's rights hereunder are conditioned upon Debevoise & Plimpton not renting the Premises. Promptly after Landlord determines if Debevoise & Plimpton will or will not rent the Premises, Landlord will give to Tenant notice of such fact.

            Section 44.02. The exercise of such option shall only be effective upon, and in strict compliance with, the following terms and conditions:

            1. Written notice of such election (the "Renewal Term Election Notice") shall be given by Tenant to Landlord within thirty (30) days (with time of the essence) after Landlord notifies Tenant that the Premises will be available during the Renewal Term. Time shall be of the essence in connection with the exercise of any election by Tenant hereunder.

            2. After delivery of the Election Notice by Tenant to Landlord, Landlord and Tenant shall seek to agree as to the amount of such fair annual market rental value for the Premises. If they shall not agree as to such value by the date which is thirty (30) days after Tenant gives to Landlord the Renewal Term Election Notice, then and in such event said fair annual market rental value shall be determined by arbitration as hereinafter in this Article provided.

            3. Tenant shall not be in default under any of the terms, covenants and conditions of this Lease beyond any notice and grace period hereunder (i) at the time Tenant gives the Election Notice to Landlord, and (ii) on the first day of the Renewal Term.

            Section 44.03. Notwithstanding the foregoing, and any arbitration as hereinafter provided, the parties understand and agree that in no event shall the Fixed Rent for the Renewal Term be less than the Fixed Rent payable as of the last day of the initial Term, plus the sum of the expense escalation and Tax Escalation Additional Rent payable under Article 6 and 7, for the last twelve
(12) months of the initial Term of this Lease.

            If at the commencement date of the Renewal Term, the amount of the Fixed Rent payable during the Renewal Term in accordance with the foregoing paragraphs of this Article shall not have been determined, then, pending such determination, Tenant shall pay Fixed Rent at 125% of the Fixed Rent payable hereunder as of the last day of the initial Term (the "Temporary Rate"). After the determination by appraisal of the fair annual market rental value of the Premises, if such value is greater or lesser than the "Temporary Rate", Tenant shall promptly pay to Landlord or Landlord shall pay to Tenant, as the case may be the difference between the rent theretofore paid at "the Temporary Rate" and the rental value determined by the appraisal; and the Fixed Rent so determined by the appraisal shall be payable during the Renewal Term.

            Upon determination of the Fixed Rent for the Renewal Term, Landlord and Tenant shall execute, acknowledge and deliver to each other an agreement specifying the amount of the Fixed Rent for such Renewal Term (but any failure to execute such an agreement shall not affect Tenant's obligation to pay and Landlord's right to receive such Fixed Rent).

            Section 44.04. If Landlord and Tenant shall be unable to agree as to the fair annual market rental rate within said thirty (30) day period, then and in such event said fair annual market rental value for the Premises shall be determined by "baseball arbitration" pursuant to Article 28 hereof and as hereinafter provided.

            The arbitrator shall be a licensed real estate broker doing business in the Borough of Manhattan, City and State of New York, and having not less than fifteen (15) years active experience as a real estate broker in said Borough. In making this determination the arbitrator shall consider and follow the directions set forth in this Article.

            Upon the mutual agreement by the parties to this Lease of a single arbitrator, (or the appointment of a single arbitrator under the terms of Article 28), Landlord and Tenant shall each immediately submit to the single arbitrator an estimate of market rent for the Premises and said arbitrator shall within thirty (30) days find as correct the market rent that was determined and set forth by Landlord or by Tenant.

            Landlord and Tenant shall each pay one-half (1/2) of the fees of the arbitrator appointed pursuant to the provisions of this paragraph.

                                   ARTICLE 45

                            Limited Expansion Option

            Section 45.01. Subject to the rights of Debevoise & Plimpton under its Lease with Landlord, if Tenant is not in default hereunder beyond any applicable notice and grace period, provided, that Tenant has not subleased more than forty percent (40%) of the Premises, Tenant shall have the option to designate the entire twenty-seventh (27th) floor (but not part thereof) (herein called the "Expansion Space") and the rentable square feet of the Expansion Space shall be calculated on the same basis as the twenty-eighth (28th) and the twenty-ninth (29th) floors of the Premises, (ii) Tenant gives notice to Landlord within thirty (30) days (with time of the essence) after Landlord notifies Tenant that the Expansion Space shall become available and (iii) Tenant has exercised its Extension Option pursuant to Article 43 and its Limited Renewal Option pursuant to Article 44 hereof. The measurement of the Expansion Space shall be calculated by Landlord on the same basis as the twenty-eighth (28th) and twenty-ninth (29th) floors of the Premises. Possession of such floor will be delivered to Tenant on the date which such floor becomes available, if at all, at the Fixed Rent and Additional Rent provided below. Anything herein contained to the contrary notwithstanding, Tenant's Limited Expansion Option is conditional and is subject and subordinate to the Expansion Space being available and not then elected to be rented by Debevoise & Plimpton pursuant to its rights granted to it in its lease with Landlord. Tenant hereby acknowledges that Debevoise & Plimpton has such prior right to rent the Expansion Space and that Tenant's rights hereunder are conditioned upon Debevoise & Plimpton not renting the Expansion Space.

            Section 45.02. In the event that Tenant exercises such option for the Expansion Space:

            The Fixed Rent with respect to such Expansion Space shall be an additional amount of Fixed Rent, payable as of the date of delivery of possession of the Expansion Space, in an amount equal to the greater of (i) the then Fixed Rent rate under this Lease based on the rentable square feet of the Expansion Space as determined by Landlord (plus the Additional Rent for Expense Escalation and Tax Escalation pursuant to Articles 6 and 7) and (ii) a sum equal to the annual fair market rental value of the Expansion Space, taking into account the rentals at which leases are being concluded for comparable space in the Building taking into account the unique character, location and first-class operation of the Building, and in comparable buildings in the same rental area as the Building. With respect to the Expansion Space, the terms "Expense Base" for Expense Escalation and "Base Tax" for Tax Escalation, under Articles 6 and 7, each shall be deemed to have the same meaning as set forth herein so that there will be no change or readjustment with respect to the Expansion Space (which base periods shall be taken into account in determining the fair annual market rental rate for the Expansion Space). "Tenant's Share" (as defined in Articles 6 and 7) shall be accordingly increased based upon the number of rentable square feet of said Expansion Space.

            Section 45.03. A. After Tenant has given Landlord notice of the exercise of its Limited Expansion Option, Landlord and Tenant shall seek to agree as to the amount of such fair annual market rental value for the Expansion Space. If they shall not agree as to such value by the date which is thirty (30) days after Tenant gives notice to Landlord that Tenant will Lease the Expansion Space, then and in such event said fair annual market rental value shall be determined by arbitration as provided in Article 28 and as hereinafter in this Article provided.

            B. If on the date that the Expansion Space becomes available, if at all, the amount of the Fixed Rent payable for the Expansion Space in accordance with the foregoing paragraph of this Article shall not have been determined, then, pending such determination, Tenant shall pay Fixed Rent at 125% of the then Fixed Rent rate under this Lease (the "Temporary Rate"). After the determination by appraisal of the fair annual market rental value of the Expansion Space, if such value is greater or lesser than the Temporary Rate, Tenant shall promptly pay to Landlord or Landlord shall pay to Tenant, as the case may be, the difference between the rent theretofore paid at the Temporary Rate and the rental value determined by the appraisal; and the Fixed Rent so determined by the appraisal shall be payable for the Expansion Space.

            Section 45.04. If Landlord and Tenant shall be unable to agree as to the fair annual market rental rate within said thirty (30) day period, then and in such event said fair annual market rental value for the Expansion Space shall be determined by a single arbitrator by "baseball arbitration" pursuant to
Article 28 hereof and as hereinafter provided.

            The arbitrator shall be a licensed real estate broker doing business in the Borough of Manhattan, City and State of New York, and having not less than fifteen (15) years active experience as real estate brokers in said Borough. In making the determination, the arbitrator shall consider and follow the directions set forth in this Article.

            Upon the mutual agreement by the parties to this Lease of a single arbitrator (or the appointment of a single arbitrator under the terms of Article
28), Landlord and Tenant shall each immediately submit to the single arbitrator an estimate of the then market rent for the Expansion Space and said arbitrator shall within thirty (30) days find as correct the market rent that was determined and set forth by Landlord or by Tenant.

            Landlord and Tenant shall each pay one-half (1/2) of the fees of the arbitrator appointed pursuant to the provisions of this paragraph.

            Section 45.05. In the event Tenant duly and properly exercises such option under this Article, the parties shall immediately be bound thereby without the execution of an amendment to this Lease; however, at the request of either party, the parties shall promptly execute and deliver a written amendment to this Lease reflecting the addition of such Expansion Space as part of the Premises for the remainder of the Term of this Lease, the increase of the Fixed Rent and the increase of the Tenant's Share and Tenant's Percentage as provided above, applicable to such Expansion Space. Except for such changes, the provisions of this Lease shall apply with respect to such Expansion Space and such Expansion Space shall be and become part of the Premises. Tenant will accept possession of the Expansion Space, and the facilities thereto and improvements therein in the then "AS IS" condition on the date of delivery thereof to Tenant and Landlord shall not be required to perform any work or to give Tenant any work allowance whatsoever with respect to any such space. Notwithstanding the foregoing, in the event Landlord fails or is unable to deliver all or any portion of such Expansion Space to Tenant on the proposed delivery date thereof as a result of the holding over of the prior tenant or otherwise, Landlord shall not be subject to any liability whatsoever for such failure or inability to deliver possession and the exercise of said option shall remain effective, but the Fixed Rent and Additional Rent shall not commence with respect to such portion of such Expansion Space until the date on which the same is actually delivered to Tenant or such later date as may be provided elsewhere in this Article. Nothing herein shall operate to extend the Expiration Date for any of the Premises (including but not limited to the Expansion Space) beyond the date otherwise fixed for the expiration of the term of this Lease.

            Section 45.06. Time shall be of the essence with respect to all notices given by Tenant under this Article, and the time periods for the giving of such notices shall not be extended for any reason whatsoever. If Tenant shall fail to duly exercise said option set forth in this Article, them all of Tenant's rights with respect thereto shall wholly cease, terminate and expire as to the Expansion Space.

            Section 45.07. In the event Tenant shall fail to notify Landlord of its election within the applicable time period as provided herein, Tenant shall be conclusively deemed to have failed to have exercised said option, and Tenant agrees upon failure to do so by Tenant shall not operate to revive any rights of Tenant under this Article.

            Section 45.08. Nothing contained in this Article shall be construed
(a) to prevent Landlord from entering into one or more leases of all or any portion of the Expansion Space, which lease(s) may contain renewal options in favor of the tenant(s) thereunder provided no such term extends past the Term of this Lease as it may be extended; (b) to obligate Landlord to refuse its consent to any proposed sublease or assignment by a tenant in possession of any portion of the Expansion Space; or (c) to obligate Landlord to evict a tenant of Expansion Space which is in default under its lease thereof (but Landlord shall, at Landlord's cost and expense, commence and prosecute holdover proceedings against a tenant of the Expansion Space whose lease has expired if Tenant has theretofore duly elected to lease such space pursuant to this Article).

            Section 45.09. Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver possession of the Premises on the commencement date with respect to the Expansion Space. Tenant agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

                                   ARTICLE 46

                             Third Floor Option and
                         Limited Right of First Refusal


            Section 46.01. If Tenant is not in default hereunder beyond any applicable notice and grace period, provided, that Tenant has not assigned this Lease except to a "successor corporation" or subleased more than 14,500 rentable square feet, Tenant shall have the option to designate and lease up to approximately 16,900 rentable square feet a designated by Landlord, but in no event whatsoever less than one-half (1/2) of said space 8,450 rentable square feet, on the third (3rd) floor of the Building, said space being the portion of the third (3rd) floor which is not presently being occupied by Landlord (herein called the "Option Space"), provided further, that Tenant gives written notice to Landlord of such election on or before December 31, 1992 (with time of the essence). In such event the Option Space will be leased to Tenant at the Fixed Rent and Additional Rent Provided below.


            Section 46.02. In the event that Tenant duly exercises such option for the Option Space:

            A. The Fixed Rent with respect to such Option Space shall be payable as of April 1, 1993 and shall be (a) an additional amount of Fixed Rent equal to twenty-seven dollars and fifty cents ($27.50) per rentable square foot with respect to the front portion of the Option Space as shown on the Plan attached hereto as Exhibit B and (b) an additional amount of Fixed Rent equal to twenty-two dollars and fifty cents ($22.50) per rentable square foot with respect to the rear portion of the Option Space, shown as hatched on the Plan attached hereto as Exhibit B, plus the Additional rent for Expense Escalation and Tax Escalation pursuant to Articles 6 and 7. With respect to the Option Space, the terms "Expense Base" for Expense Escalation and "Base Tax" for Tax Escalation, under Articles 6 and 7, each shall be deemed to have the same meaning as set forth herein so that there will be no change or readjustment with respect to the Option Space. "Tenant's Share" (as defined in Articles, 6 and 7) shall be accordingly increased based upon the number of rentable square feet of said Option Space.

            Section 46.03.A. If Tenant does not exercise the aforesaid option and the Option Space will become available for leasing as of January 1, 1993, in the event that Landlord shall receive a written offer during the period from January 1, 1993 to March 31, 1993, (and in no event whatsoever beyond March 31,
1993) which Landlord considers in its sole and absolute discretion to be acceptable, to lease the Option Space, then, Landlord shall notify Tenant in writing of the availability of that rentable space and the proposed Fixed Rent for the Option Space proposed to be leased by Landlord to another tenant and Tenant shall notify Landlord in writing, within fifteen (15) days (with time of the essence) after the receipt of such notice from Landlord, as to whether or not Tenant elects to unconditionally exercise its limited one time right of first refusal over the Option Space. If Tenant either notifies Landlord that Tenant does not wish to unconditionally exercise its limited right of first refusal over the Option Space, or Tenant fails to or does not for any reason notify Landlord in writing within said fifteen (15) days (with time of the essence), or if Landlord does not receive such an acceptable written offer from a prospective tenant by March 31, 1993, then on any such event, Tenant's limited first refusal right with respect to the Option Space shall forever cease, expire and terminate; thereafter, such space shall forever cease to be Option Space and Landlord may let and/or relet such space without giving Tenant any further offer or notice with respect thereto. Tenant shall not have the right to extend the aforesaid fifteen (15) day prior for any reason whatsoever and time shall be deemed of the essence with respect thereto.

            B. If Tenant exercises Tenant's limited right of first refusal over such Option Space, as aforesaid, in such space shall constitute a portion of the Premises as of the date of delivery of possession thereof by Landlord to Tenant and the Option Space shall be governed by the terms, covenants and conditions of the Lease except that the Fixed Rent shall be thereupon increased by the Fixed Rent attributable to the Option Space as described in the aforesaid Landlord's notice based upon said written offer from such other proposed tenant, and shall be payable as of April 1, 1993. Further, Tenant's Share pursuant to Articles, 6 and 7 of this Lease shall be increased based upon the number of rentable square feet of said Option Space.

            Section 46.04. In the event Tenant duly and properly exercises such option or right of first refusal (hereinafter collectively referred to as an option) under this Article, the parties shall immediately be bound thereby without the execution of an amendment to this Lease; however, at the request or either party, the parties shall promptly execute and deliver a written amendment to this Lease reflecting the addition of such Option Space as part of the Premises for the remainder of the Term of


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

the Tenant's Share as provided above, applicable to such Option Space. Except for such changes, the provisions of this Lease shall apply with respect to such Option Space and such Option Space shall be and become a part of the Premises. Tenant will accept possession of the Option Space, and the facilities thereto and improvements therein in their then "AS IS" condition on the date of delivery thereof to Tenant and Landlord shall not be required to perform any work or to give Tenant any work allowance whatsoever with respect to any such space. Notwithstanding the foregoing, in the event Landlord does not deliver all or any portion of such Option Space to Tenant on the proposed delivery date thereof the Fixed Rent and Additional Rent shall not commence with respect to such portion of such Option Space until the date on which the same is actually delivered to Tenant. Nothing herein shall operate to extend the Expiration Date for any of the Premises (including but not limited to the Option Space) beyond the date otherwise fixed for the expiration of the terms of this Lease.


            Section 46.05. Time shall be of the essence with respect to all notices given by Tenant under this Article, and the time periods for the giving of such notice shall not be extended for any reason whatsoever. If Tenant shall fail to duly exercise said option set forth in this Article, then all of Tenant's rights with respect thereto shall wholly cease, terminate and expire as to the Option Space.


            Section 46.06. In the event Tenant shall fail to notify Landlord of its election within the applicable time period as provided herein, Tenant shall be conclusively deemed to have failed to have exercised said option, and Tenant agrees upon request of Landlord to confirm such nonexercise in writing, but failure to do so by Tenant shall not operate to revive any rights of Tenant under this Article.

            Section 46.07. Nothing herein contained shall at any time prohibit or restrict Landlord from showing such Option Space to, and negotiating a lease with, any other prospective tenant, provided, however, that Landlord may not execute any lease which in any way affects Tenant's rights under this Article.

                                   ARTICLE 47

                            Right of First Offering


            Section 47.01. In the event that Tenant is not in default hereunder beyond any applicable notice and grace period, provided, that (i) Tenant has exercised its option pursuant to Article 46 to lease the entire 16,900 rentable square feet of space on the third floor of the Building and (ii) Tenant has subleased not more than forty percent (40%) of the Premises, Tenant shall have a limited one time right for such portion of the third (3rd) floor of the Building which on the date hereof is occupied by Landlord (10,600 rentable square feet) which shall become vacant and available for leasing (any such portion of additional space is hereinafter referred to as the "Additional Space"). Tenant will have no rights whatsoever with respect to the Additional Space if Landlord continues to use or occupy the space which shall be in Landlord's sole and absolute discretion, and nothing herein contained shall at any time prohibit or restrict Landlord from showing such Additional Space to, and negotiating a lease with, any other prospective tenant.


            Section 47.02. At such time as the Additional Space will become vacant and available for leasing as determined by Landlord and Landlord determines that the Additional Space will be available for leasing, in the sole and absolute discretion of Landlord, Landlord shall notify Tenant of the availability or


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

proposed availability of such space and the rental rate which Landlord determines as the rental rate for the Additional Space as of the proposed commencement date designated by Landlord with respect to the Additional Space. Tenant shall notify Landlord of its acceptance or rejection of all (but not part) of such space at such rental rate as designated by Landlord within fifteen
(15) days (with time of the essence) after the rendition of such notice by Landlord. Tenant must elect to lease all of such space available and may not elect or offer to lease only a portion of such space. If Tenant rejects Tenant's one time right to the Additional Space, Landlord shall thereafter be free to enter into a lease thereof with any person(s) (including Tenant) upon any terms and conditions that Landlord shall desire, and Tenant shall have no further rights with respect thereto.

            Section 47.03. with respect to the Additional Space, the terms "Expense Base" for Expense Escalation and "Base Tax" for Tax Escalation, under Articles 6 and 7, each shall be deemed to have the same meaning as set forth herein so that there will be no change or readjustment with respect to the Additional Space. "Tenant's Share" (as defined in Articles, 6 and 7) shall be accordingly increased based upon the number of rentable square feet of the Additional Space.

            Section 47.04. In the event Tenant duly and properly exercises such right under this Article, the parties shall immediately be bound thereby without the execution of an amendment to this Lease; however, at the request of either party, the parties shall promptly execute and deliver a written amendment to this Lease reflecting the addition of the Additional Space as part of the Premises for the remainder of the Term of this Lease, the increase of the Fixed Rent and the increase of the Tenant's Share and Tenant's Percentage as provided above, applicable to such Additional Space. Except for such changes, the provisions of this Lease shall apply with respect to such Additional Space and the Additional Space shall be and become a part of the Premises. Tenant will accept possession of the Additional Space, and the facilities thereto and improvements therein in their then "AS IS" condition on the date of delivery thereof to Tenant and Landlord shall not be required to perform any work or to give Tenant any work allowance whatsoever with respect to any such space. Notwithstanding the foregoing, in the event Landlord is unable to deliver all or any portion of the Additional Space to Tenant on the proposed delivery date thereof as a result of Force Majeure, Landlord shall not be subject to any liability whatsoever for such inability to deliver possession as a result of Force Majeure and the exercise of said right shall remain effective, but the Fixed Rent and Additional Rent shall not commence with respect to such portion of such Additional Space until the date on which the same is actually delivered to Tenant or. Nothing herein shall operate to extend the Expiration Date for any of the Premises (including but not limited to the Additional Space) beyond the date otherwise fixed for the expiration of the Term of this Lease.

            Section 47.05. Time shall be of the essence with respect to all notices given by Tenant under this Article, and the time periods for the giving of such notices small not be extended for any reason whatsoever. If Tenant shall fail to duly exercise said right set forth in this Article, then all of Tenant's rights with respect to the Additional Space shall wholly cease, terminate and expire and Tenant shall have no further right whatsoever with respect to the Additional Space.

            Section 47.06. In the event Tenant shall fail to notify Landlord of its election within the applicable time period as provided herein, Tenant shall be conclusively deemed to have failed to have exercised said right, and Tenant agrees upon request of Landlord to confirm such nonexercise in writing, but failure to do so by Tenant shall not operate to revive any rights of Tenant under this Article.

            Section 47.07. Nothing contained in this Article shall be construed to obligate Landlord to offer any more space to Tenant than the amount of such Additional Space which first becomes available, if any, and Tenant acknowledges and agrees that the Additional Space may be a portion of the space used by Landlord.


            Section 47.08. Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's inability to deliver possession of the Additional Space on the commencement date with respect to the Additional Space. Tenant agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a, provided that in the event the Landlord fails to deliver the Additional Space when required subject to Force Majeure, Tenant may at any time prior to the delivery of the Additional Space, give Landlord notice of such failure, and in the event Landlord within five (5) business days thereafter does not deliver the Additional Space, Tenant may by notice rescind its option for the Additional Space.


                                   ARTICLE 48

                               Entire Agreement;
                    No Other Representations; Governing Law


            Section 48.01. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant. This Lease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) expressly refers to this Lease and (b) is subscribed to by the party against whom enforcement of the change, modification, termination, discharge or waiver is sought. In no event shall this Lease be binding upon the Landlord unless and until this Lease shall have been executed and acknowledged by Tenant and Landlord and unconditionally exchanged by and between Landlord and Tenant. Without limiting the foregoing, all drafts and redrafts of this Lease, memoranda with respect thereto, exchanges of correspondence between Landlord and Tenant and their respective representatives, brokers' statements, exchanges of floor plans, Tenant's plans and specifications, Landlord's plans and specifications, or any combination thereof, arising out of or with respect to any space in the Building shall not constitute an agreement to lease or a lease between Landlord and Tenant.


            Section 48.02. Tenant expressly acknowledges that neither Landlord nor any of Landlord's agents has made or is making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, set-ups, representations, renderings, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.


            Section 48.03. Any apportionments or prorations of rent to be made under this Lease shall be computed on the basis of a 360-day year, with 12 months of 30 days each.

            Section 48.04. This Lease shall be governed in all respects by the laws of the State of New York.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                        KENVIC ASSOCIATES, LANDLORD

WITNESS:                                By Gladwater Associates, a
                                        general partner of Kenvic
                                        Associates

/s/ Barry Bernstein                        /s/ Lucille Gladstone
__________________________________      By______________________________________
                                          Lucille Gladstone, general partner


ATTEST/WITNESS:                         INSTINET CORPORATION, TENANT

/s/ Charles R. Hood                        /s/ M.A. Baxter
__________________________________      By______________________________________

(CORPORATE SEAL)                          M.A. Baxter, Executive Vice-President


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